As filed with the Securities and Exchange Commission on , 1998.

                        Registration No. 333-60851

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM SB-2

                               Amendment No. 1

                            Registration Statement
                                    Under
                          THE SECURITIES ACT OF 1933


                          SIMS Communications, Inc.
              (Exact name of registrant as specified in charter)

        Delaware                     3661                    65-0287558
    (State or other       (Primary Standard Classi-        (IRS Employer
    jurisdiction of         fication Code Number)           I.D. Number)
    incorporation)

                                 18001 Cowan
                                 Suite C & D
                               Irvine, CA 92614
                                (949) 724-9094
                        (Address and telephone number
                       of principal executive offices)

                                 18001 Cowan
                                 Suite C & D
                               Irvine, CA 92614
                                (949) 724-9094
                  (Address of principal place of business or
                    intended principal place of business)

                                 Mark Bennett
                                 18001 Cowan
                                 Suite C & D
                               Irvine, CA 92614
                                 (949) 724-9094
          (Name, address and telephone number of agent for service)

       Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            William T. Hart, Esq.
                                Hart & Trinen
                            1624 Washington Street
                            Denver, Colorado 80203
                                (303) 839-0061

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
               As soon as practicable after the effective date
                        of this Registration Statement

                              Page 1 of   Pages

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      CALCULATION OF REGISTRATION FEE

Title of each                       Proposed     Proposed
  Class of                          Maximum      Maximum
Securities     Securities           Offering     Aggregate   Amount of
  to be        to be                Price Per    Offering    Registration
Registered     Registered (1)       Unit (2)      Price         Fee (3)
----------     --------------       --------     ------      ----------

Common Stock
------------------------------------------------------------------------------

Total            4,158,616          $1.90      $7,901,374      $2,331



(1) Shares are offered by certain Selling Shareholders.

 (2) Offering price computed in accordance with Rule 457(c).

(3) A fee of $3,247 was paid upon the initial filing of this registration statement.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          SIMS COMMUNICATIONS, INC.

                            CROSS REFERENCE SHEET

      Item in Form SB-2                               Location in Prospectus

Item 1   Front of Registration Statement
         and Outside Front Cover Page of
         Prospectus ..........................    Facing Page; Outside Front
                                                  Cover Page

Item 2   Inside Front and Outside Back Cover
         Pages of Prospectus .................    Inside Front Cover Page;
                                                  Outside Back Cover Page

Item 3   Summary Information and Risk Factors .   Prospectus Summary;
                                                  Risk Factors

Item 4   Use of Proceeds .......................  Not Applicable.

Item 5   Determination of Offering Price ........ Selling Shareholders

Item 6   Dilution ............................... Dilution and Comparative
                                                  Share Data

Item 7   Selling Security Holders ............... Selling Shareholders

Item 8   Plan of Distribution ................... Selling Shareholders

Item 9   Legal Proceedings ...................... Litigation

Item 10  Directors, Executive Officers,
           Promoters and Control Persons ........ Management

Item 11  Security Ownership of Certain
         Beneficial Owners and Management ....... Principal Shareholders

Item 12  Description of Securities .............. Description of Securities

Item l3  Interest of Named Experts and Counsel .. Experts

Item l4  Disclosure of Commission Position
                 on Indemnification for Securities Act
                 Liabilities ..................... Indemnification

Item 15  Organization within last five years ..... Business

Item 16  Description of Business ................. Business

Item 17  Management's Discussion and Analysis
         or Plan of Operation .................... Management's Discussion
                                                   and Analysis

Item 18  Description of Property ................. Business

Item 19  Certain Relationships and Related
         Transactions ............................ Management

Item 20  Market for Common Equity and
         Related Stockholder Matters ............. Market Information,
                                                   Description of Securities

Item 21  Executive Compensation .................. Management

Item 22  Financial Statements..................... Financial Statements

Item 23  Changes in and Disagreements with
         Accountants on Accounting and
         Financial Disclosure..................... Not applicable

PROSPECTUS                 SIMS COMMUNICATIONS, INC.

                                 Common Stock

         This Prospectus relates to:

         1. The sale of 3,782,301 shares of the Common Stock of Sims Communications, Inc. (the "Company") by the owners of such shares. The shares were sold by the Company in various private offerings for cash, services rendered, and in settlement of claims against the Company.

         2. The sale of up to 336,315 shares of the Company's common stock issuable upon the exercise of options and warrants. The options and warrants were issued by the Company to:

              (i) certain investors in connection with the Company's private offerings.

              (ii) Sales Agent's in connection with certain private offerings of the Company's securities,

              (iii) financial consultants for services provided to the Company, and

              (iv)  to  other  third   parties  in   settlement  of  claims  and
liabilities.

         The owners of the Common Stock referred to above, and the holders of the options and warrants, to the extent they exercise the options and warrants and receive shares of the Company's Common Stock, are referred to in this Prospectus as the "Selling Shareholders".

         The Company will not receive any proceeds from the resale of the shares by the Selling Shareholders. The Selling Shareholders may resell the shares they acquire by means of this Prospectus from time to time in the public market. The Selling Shareholders have advised the Company that they will offer the shares through broker/dealers at market prices with customary commissions being paid by the Selling Shareholders. The costs of registering the shares offered by the Selling Shareholders are being paid by the Company. The Selling Shareholders will pay all other costs of the sale of the shares offered by them. See "Dilution and Comparative Share Data" and "Selling Shareholders".

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" AND "DILUTION AND COMPARATIVE SHARE DATA".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR

ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

On   ,  1998  the  closing  prices  of  the  Company's  Common  Stock  on  the
NASDAQ Small-Cap Market was $     .  See "Market Information".

                   The Date of this Prospectus is , 1998.

                            AVAILABLE INFORMATION
         The Company is subject to the informational requirements of the Securities Exchange Act of l934 and in accordance therewith is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of any such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facility maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and at the Commission's Regional offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511). Copies of such material can be obtained from the Public Reference Section of the Commission at its office in Washington, D.C. 20549 at prescribed rates. Certain information concerning the Company is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. The Company has filed with the Commission a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                              TABLE OF CONTENTS
                                                       Page
PROSPECTUS SUMMARY .................................
RISK FACTORS........................................
DILUTION AND COMPARATIVE SHARE DATA ................
MARKET FOR THE COMPANY'S COMMON STOCK ..............
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF
 OPERATIONS ........................................
BUSINESS............................................
MANAGEMENT..........................................
PRINCIPAL SHAREHOLDERS .............................
SELLING SHAREHOLDERS ...............................
DESCRIPTION OF SECURITIES ..........................
EXPERTS.............................................
LITIGATION..........................................
INDEMNIFICATION ....................................
ADDITIONAL INFORMATION .............................
FINANCIAL STATEMENTS ...............................

                              PROSPECTUS SUMMARY

         The following information is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus.

THE COMPANY

         SIMS Communications, Inc. (the "Company") was incorporated in Delaware on August 15, 1991 to design and market a computerized system which provides unattended rental of cellular telephones through a stand-alone dispensing station. The Company's system, known as an Automated Communications Distribution Center ("ACDC"), was designed to serve the needs of traveling sales people, convention and seminar participants, and anyone else who is temporarily away from normal communications facilities and needs to maintain contact with an office or home while traveling.

         Prior to 1996 the Company operated ACDC units for its own account and also sold franchises which provided third parties the right to operate ACDC units at various franchised locations.

         The Company's first ACDC units became operational in September l993. In August 1995, the Company had 50 ACDC units in operation and the Company's franchisees (13 in total) had 28 ACDC's in operation. At September 30, l998, the Company was not operating any ACDC units and the Company's only remaining franchisee had four ACDC units in operation.

         During 1996 the Company introduced four additional programs in an effort to diversify and broaden the Company's product and service mix: (i) cellular telephone activations, (ii) sale of pre-paid calling cards, (iii) sale of long distance telephone service and (iv) rental of cellular telephones using overnight courier service. With the exception of the sale of pre-paid calling cards, these four programs were discontinued in December 1997.

         Effective December 31, 1996 the Company acquired all the issued and outstanding shares of Link International, Inc. ("Link"). Link manufactures and distributes machines which dispense prepaid calling cards and terminals which are used by merchants to perform a variety of transactions, including accepting credit cards and bank debit cards in payment for sales of merchandise and services. See "Business - Link International Technologies, Inc."

         Effective January 30, 1998 the Company issued 550,000 shares of its common stock to the shareholders of Moviebar, Incorporated and Vectorvision, Incorporated in consideration for the acquisition of a business known as "Movie Vision." Movie Vision rents videocassettes, primarily containing motion pictures, through automated dispensing units in hotels. Movie Vision currently has videocassette dispensing machines in approximately 140 hotels in the United States.

            Effective May 30, 1998 the Company acquired One Medical Service Inc. in consideration for 142,349 shares of common stock and 187,500 warrants. Each warrant allows the holder to purchase one additional share of common stock at any time prior to May 30, 2003 at a price of $2.00 per share. One Medical service uses Link's Point-of-Sale transaction terminals to permit retail pharmacies and their customers to purchase home medical equipment. Additional services offered through the terminal include check guarantee and verification, point of sale activation of prepaid phone card and cellular time, frequent buyer programs and verification of Medi-Cal benefits in California.

         All historical share data in this Prospectus has been adjusted to reflect the following stock splits relating to the Company's common stock: June 1995: 2-for-1 forward split, February 1996: 1-for-10 reverse split, February l998:1-for-4 reverse split.

         Unless otherwise indicated, all references to the Company include the operations of Link, Movie Vision and One-Medical

         The Company's executive offices are located at 18001 Cowan, Suite C & D, Irvine, CA 92614. The Company's telephone number is (714) 724-9094.

Common Stock
Outstanding:       As of September 30, 1998, the Company had 9,417,957  shares of Common  Stock  issued  and  outstanding.  The  number of outstanding  shares  does not give  effect to shares  which may be  issued  upon  the  exercise  and/or  conversion  of
                   options,   warrants   or   other   convertible   securities
                   previously  issued  by  the  Company.   See  "Dilution  and
                   Comparative   Share  Data",   "Selling   Shareholders"  and
                   "Description of Securities".

NASDAQ Symbol:          Common Stock:  SIMS

RISK FACTORS

         The purchase of the Securities offered involves a high degree of risk and immediate substantial dilution to investors. See "Risk Factors" and "Dilution".

SUMMARY FINANCIAL INFORMATION

         The following sets forth certain financial data with respect to the Company and is qualified in its entirety by reference to the more detailed financial statements and notes thereto included elsewhere in this Prospectus.

Statement of Operations Data:

                                       Years  Ended  June 30,
                                   1998                     1997
                                   -----                    ----

Revenues                         $980,951               $2,923,532
Cost of Sales                    (523,479)              (1,608,572)
Operating and other
Expenses                       (7,503,483)              (4,657,587)
(Loss Income from
  Discontinued Operations)        (63,737)                 553,731
                           ---------------           -------------
Net (Loss)                    $(7,109,748)             $(2,788,896)
                             ============              ============

Balance Sheet Data:
                                         June 30,
                                 1998                      1997
                                 ----                      ----

Current Assets                $1,088,022                $2,006,289
Total Assets                   5,602,751                 5,544,173
Current Liabilities            2,785,015                 3,630,430
Total Liabilities              3,372,542                 3,716,349
Working Capital (Deficit)     (1,697,013)               (1,624,141)
Shareholders' Equity           2,230,209                 1,827,824

No Common Stock dividends have been declared by the Company since its inception.

                                 RISK FACTORS

         The securities offered hereby are speculative and involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Therefore, prospective investors should read this entire Prospectus and carefully consider, among others, the following risk factors in addition to the other information set forth in this Prospectus prior to making an investment.

         History of Losses. The Company has incurred losses since it was formed in 1991. From the date of its formation through June 30, 1998, the Company incurred net losses of approximately $(20,417,000). During the year ended June 30, l998 the Company had a loss of $(7,109,748). The Company expects to continue to incur losses until such time, if ever, as it generates substantial revenues and earns net income. There can be no assurance that the Company will be able to generate sufficient revenues and become profitable.

         The Company is vulnerable to a variety of business risks generally associated with small companies, any one of which could have a material adverse effect on its business, financial condition and results of operations. Potential investors should be aware of the difficulties encountered by small companies and the other risk factors set forth in this section. The Company's future operating results will depend on a number of factors, including the demand for its products and services, government regulation, the Company's ability to compete with much larger companies, its ability to successfully market its products and services, retain qualified sales and other personnel, successfully manage growth (including monitoring an expanded level of operations and controlling costs), and the availability of additional financing,

         The Company's operations have placed, and are expected to continue to place, significant strain on the Company's management, staff, working capital, and financial control systems. The failure to maintain or upgrade financial control systems, to recruit additional staff or to respond effectively to difficulties encountered during expansion could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company's systems and controls or staff will be adequate. There can be no assurance that the Company will be able to earn a profit from its operations.

         Need for Capital. This offering is being made in behalf of certain Selling Shareholders. The Company will not receive any proceeds from the sale of the shares offered by the Selling Shareholders. The Company's continued operations will depend upon the availability of additional funding. There can be no assurance that the Company will be able to obtain additional funding, if needed, or if available on terms satisfactory to the Company.

         Competition There can be no assurance that the Company will be able to compete with the numerous other companies which are engaged in the Company's lines of business. Many of these competitors have greater financial and marketing resources than those of the Company.

         Agreements with Credit Card Companies. The Company's point-of-sale terminals and video dispensing machines are capable of operating on an automatic basis as the result of a nationwide credit card system. By means of telephone lines and computers, this system links credit card companies, issuing banks and credit card processing firms throughout the United States and allows products and services to be purchased through credit cards. The Company presently has agreements with credit card processors which authorize the use of various major credit cards in the Company's machines. In order for the Company to continue to have the services of these credit card processors available, the Company is required to meet certain conditions as provided in the agreements between the credit card processors and the Company. In the event the Company fails to meet these conditions, the credit card processors may automatically refuse to accept credit cards, in which case the Company's machines would be unable to process transactions.

         Dependence on Personnel. The future success of the Company will be highly dependent upon the personal efforts of its executive officers and the loss of the services of any of the Company's executive officers could have a material adverse effect on the Company. The Company believes that its future success will also depend upon its ability to attract and retain qualified marketing, operating and programming personnel. There can be no assurance that the Company will be able to hire and retain such necessary personnel in the future.

         Market for Company's Securities; Volatility of Securities Prices. Prices for the Company's Common Stock have been highly volatile and will be influenced by a number of factors, including the depth and liquidity of the market for the Company's Common Stock, the Company's financial results, investor perceptions of the Company, and general economic and other conditions. Additionally, in the last several years, the stock market has experienced a high level of price and volume volatility and market prices of many companies, particularly small and emerging growth companies, the common stock of which trade in the over-the-counter market, have experienced wide price fluctuations which have not necessarily been related to the operating performance of such companies.

         No Assurance of Continued NASDAQ Listing. Although the Company's Common Stock and Warrants are currently listed on the NASDAQ Small-Cap Market, the National Association of Securities Dealers, Inc. ("NASD") requires, for continued inclusion on the NASDAQ Small-Cap Market, that the Company must maintain $2,000,000 in tangible net worth and that the bid price of the Company's Common Stock must be at least $1.00. The Company has been advised by the NASD that as of June 30, 1998 the Company was not in compliance with the listing standards for the NASDAQ Small-Cap Market. Although the Company believes it can comply with these listing standards, if the Company's securities were delisted from the NASDAQ Small-Cap Market, the Company's securities would trade in the unorganized interdealer over-the-counter market through the OTC Bulletin Board which provides significantly less liquidity than the NASDAQ Small-Cap Market. Securities which are not traded on the NASDAQ Small-Cap Market may be more difficult to sell and may be subject to more price volatility than NASDAQ listed securities. There can be no assurance that the Company's securities will remain listed on the NASDAQ Small-Cap Market.

         If the Company's Common Stock was delisted from NASDAQ, trades in such securities may then be subject to Rule 15g-9 under the Securities Exchange Act of 1934, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. Rule 15g-9, if applicable to sales of the Company's securities, may affect the ability of broker/dealers to sell the Company's securities and may also affect the ability of investors in this offering to sell such securities in the secondary market and otherwise affect the trading market in the Company's securities.

         The Securities and Exchange Commission has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

         Transactions with Affiliates. The Company has in the past entered into transactions and agreements with the Company's management and certain affiliated parties and the Company may in the future enter into other transactions and agreements incident to its business with certain of its affiliates. Although the Company intends that the terms of any such future transactions and agreements will be no less favorable than those which could be obtained from unaffiliated third parties, no assurances can be given that this will be the case. See "Management - Transactions with Former Management" and "Management - Transactions With Present Management".

         Options, Warrants and Convertible Securities. The Company has issued options, warrants and other convertible securities ("Derivative Securities") which allow the holders to acquire additional shares of the Company's Common Stock. In some cases the Company has agreed that, at its expense, it will make appropriate filings with the Securities and Exchange Commission so that the securities underlying certain Derivative Securities will be available for public sale. Such filings could result in substantial expense to the Company and could hinder future financings by the Company.

         For the terms of these Derivative Securities, the holders thereof will have an opportunity to profit from any increase in the market price of the Company's Common Stock without assuming the risks of ownership. Holders of such Derivative Securities may exercise and/or convert them at a time when the Company could obtain additional capital on terms more favorable than those provided by the Derivative Securities. The exercise or conversion of the Derivative Securities will dilute the voting interest of the owners of presently outstanding shares of the Company's Common Stock and may adversely affect the ability of the Company to obtain additional capital in the future. The sale of the shares of Common Stock issuable upon the exercise or conversion of the Derivative Securities could adversely affect the market price of the Company's stock. See "Dilution and Comparative Share Data".

         Shares Available for Resale. As of September 30, 1998, there were 9,417,957 shares of the Company's Common Stock issued and outstanding. Of this amount, approximately 4,200,000 shares (exclusive of the shares offered by this Prospectus) are "restricted securities" as defined by Rule 144 of the Securities Act of 1933, as amended (the "Act").

         Rule 144 provides, in essence, that shareholders, after holding restricted securities for a period of one year may, every three months, sell in ordinary brokerage transactions an amount equal to the greater of l% of the Company's then outstanding Common Stock or the average weekly trading volume, if any, of the stock during the four calendar weeks preceding the sale. Non-affiliates of the Company who hold restricted securities for a period of two years may, under certain prescribed conditions, sell their securities without regard to any of the requirements of the Rule.

         Approximately 3,500,000 shares of restricted stock have satisfied the one year holding period required by Rule 144. The remaining shares of restricted stock will become available for resale pursuant to Rule 144 beginning in January 1999.

         No prediction can be made as to the effect, if any, that the sale of Common Stock (or the availability of such Common Stock for sale) by the holders of the Company's restricted stock will have on the market price of the Company's securities. Nevertheless, the possibility of a substantial number of shares of Common Stock being offered for sale in the public market may adversely affect prevailing market prices for the Common Stock and could impair investors' ability to sell the Company's Common Stock or the Company's ability to raise capital through the sale of its equity securities.

         Lack of Dividends. There can be no assurance that the operations of the Company will result in any revenues or will be profitable. At the present time, the Company intends to use available funds to finance any possible growth of the Company's business. Accordingly, while payment of dividends rests within the discretion of the Board of Directors, no common stock dividends have been declared or paid by the Company. The Company does not presently intend to pay dividends and there can be no assurance that dividends will ever be paid.

         Preferred Stock. The Company's Articles of Incorporation authorize the Company's Board of Directors to issue up to 1,000,000 shares of Preferred Stock. The provisions in the Company's Articles of Incorporation relating to the Preferred Stock would allow the Company's directors to issue Preferred Stock with multiple votes per share and dividends rights which would have priority over any dividends paid with respect to the Company's Common Stock. The issuance of Preferred Stock with such rights may make the removal of management difficult even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

                     DILUTION AND COMPARATIVE SHARE DATA

         As of September 30, 1998, the present shareholders of the Company owned 9,417,957 shares of the Company's Common Stock, which had a net tangible book value of approximately $0.18 per share. Upon completion of this Offering, and assuming all options and warrants are exercised, purchasers of the common stock offered by this Prospectus will own 4,118,616 shares or approximately 43% of the Company's Common Stock and the present shareholders of the Company will own 57% of the Company's Common Stock.

Shares presently outstanding (1)                        9,417,957

Shares offered by this prospectus
See "Selling Shareholders"                              4,118,616

Net tangible book value per share                          $0.18

Equity ownership by present shareholders
after this offering                                           57%

Equity ownership by investors in this Offering                43%

         The purchasers of the securities offered by this Prospectus will suffer an immediate dilution if the price paid for the securities offered is greater than the net tangible book value of the Company's Common Stock.

         "Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of the Company from its total assets. "Dilution" is the difference between the offering price per share paid by investors in this offering and the net tangible book value of the Company's common stock.

    (1) As of September 30, 1998 the Company had 9,417,957 shares of Common Stock issued and outstanding. The following table reflects the shares of Common Stock which may be issued by the Company as the result of the sale of additional securities by the Company, the exercise of options and warrants issued, or to be issued, by the Company and the conversion of convertible securities issued by the Company.

                                                Number of             Note
                                                 Shares             Reference

         Shares Outstanding                     9,417,957

         Shares issuable upon exercise
          of warrants issued to sales agents
          and financial consultants               238,753               A

         Shares issuable upon conversion of notes
         and exercise of  warrants sold in
         private offering                         256,937               B

         Shares issuable upon exercise of options
         previously granted by Company          2,164,000               C

         Shares issuable upon conversion of
         Series A and Series B Preferred Stock     35,000               D

         Additional shares issuable in connection
         with the acquisition of One Medical
         Services, Inc.:                                                E
                 Warrant Shares                   187,500
                  Incentive Shares              1,485,000

         Share issuable upon conversion of loan   142,900               F

TOTAL

A. In connection with prior private offerings of the Company's common stock, the Company paid Commissions to the sales agents for such offerings in the form of cash and warrants. The Company has also entered into a number of agreements with various financial consultants. Pursuant to the terms of these agreements, the Company has issued to the financial consultants shares of common stock, plus warrants to purchase additional shares of common stock. The warrants referred to above are exercisable at prices ranging between $2.00 and $7.00 per share and expire between 2001 and 2003.

B. Between February and December l997 the Company sold $1,017,500 of convertible notes (the "Notes"), together with warrants for the purchase of 97,562 shares of the Company's common stock. The Notes bear interest at 8% per annum and are presently due and payable. As of July 31, 1998 Notes in the principal amount of $762,500 (plus accrued interest) have been converted into 534,285 shares of the Company's common stock. The remaining Notes are collectively convertible into 159,375 shares of the Company's Common Stock at a conversion price of $1.60 per share. The Warrants are exercisable at any time prior to May 31, 2000 at prices ranging between $5.00 and $10.00 per share.

C.  See "Management - Stock Option and Bonus Plans".

D. See "Description of Securities".

E. Effective May 30, 1998 the Company acquired One Medical Services, Inc. in consideration for 142,349 shares of common stock and 187,500 warrants exercisable at $2.00 per share at any time prior to May 30, 2003. The Company has also agreed to issue to the former owners of One Medical up to 1,485,000 additional shares of common stock depending on the future operating of One Medical. The number of shares to be issued will be determined by dividing the quarterly net income of One Medical (for each fiscal quarterly beginning June 30, 1998 and ending June 30, 2001, by the average closing price of the Company's common stock for the five day trading period prior to the end of each quarter.

F. The Company has borrowed $250,000 from an non-affiliated third party. At the option of the third party the loan is convertible into shares of the Company's common stock. The number of shares to be issued upon the conversion of the loan is determined by dividing the principal and accrued interest to be converted by the average market price of the Company's common stock during the five day period prior to conversion. The shares in the table assume the principal amount of the loan is converted when the market price of the Company's common stock is $1.75 per share.

         The shares referred to in Notes A, and B, above are being offered for public sale by means of this propectus. See "Selling Shareholders". The shares issuable upon the exercise of options, and which are referred to in Note C, have been registered for public sale by means of a registration statement on Form S-8 which has been filed with the Securities and Exchange Commission

                    MARKET FOR THE COMPANY'S COMMON STOCK

         As of September 30, 1998, there were approximately 600 beneficial owners of the Company's Common Stock. The Company's Common Stock is traded on the National Association of Securities Dealers Automatic Quotation ("NASDAQ") System. Set forth below are the range of high and low bid quotations for the periods indicated as reported by NASDAQ. The market quotations reflect interdealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. The Company's Common Stock began trading in February 1995. The market quotations have been adjusted to reflect a two for one forward stock split, which was effective in June 1995, a one-for ten reverse stock split which was effective in March 1996, and a one-for-four reverse stock split which was effective in February 1998.



      Quarter
      Ending                Common Stock
                            High      Low


       9/30/95             $95.00   $20.00
      12/31/95             $31.24   $ 7.48
       3/31/96             $18.72   $ 3.72
       6/30/96             $ 7.12   $ 4.00

       9/30/96             $ 5.36   $ 2.00
      12/3l/96             $ 4.48   $ 2.64
       3/31/97             $ 7.76   $ 3.44
       6/30/97             $11.24    $4.12

       9/30/97              $2.31    $1.25

      12/31/97              $5.00    $1.50
       3/31/98              $2.87    $1.09
       6/30/98              $2.75    $1.56

         Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend. The Company has not paid any dividends on it's Common Stock and the Company does not have any current plans to pay any Common Stock dividends.

         The provisions in the Company's Articles of Incorporation relating to the Company's Preferred Stock would allow the Company's directors to issue Preferred Stock with rights to multiple votes per share and dividends rights which would have priority over any dividends paid with respect to the Company's Common Stock. The issuance of Preferred Stock with such rights may make more difficult the removal of management even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

         The following selected financial data should be read in conjunction with the more detailed financial statements, related notes and other financial information included herein.

Statement of Operations Data:

                                Years  Ended  June 30,
                                   1998                     1997
                                   -----                    ----

Revenues                        $980,951                $2,923,532
Cost of Sales                   (523,479)               (1,608,572)
Operating and other
Expenses                      (7,503,483)               (4,657,587)
(Loss) Income from
  Discontinued Operations        (63,737)                  553,731
                          ---------------            -------------
Net (Loss)                   $(7,109,748)              $(2,788,896)
                             ============              ============

Balance Sheet Data:
                                            June 30,
                                 1998                      1997
                                 ----                      ----
Current Assets                $1,088,022                $2,006,289
Total Assets                   5,602,751                 5,544,173
Current Liabilities            2,785,015                 3,630,430
Total Liabilities              3,372,542                 3,716,349

Working Capital (Deficit)     (1,697,013)               (1,624,141)
Shareholders' Equity           2,230,209                 1,827,824

No Common Stock dividends have been declared by the Company since its inception.

Results of Operations

         The following table shows the percentage of the Company's gross revenues by category for the periods indicated, as well as the anticipated revenue percentage from each category for the year ending June 30, 1999.

                                 Percent of Gross Revenues
                                                            Year Ending
                                  Years Ending June 30,     June 30, 1999
                                 1997           1998        (Projected) (1)
                                 ----           ----     ------------------

        Rental of cellular
        telephones directly
        from Company and
        from ACDC Units.          19%            13%            --

        Sale of ACDC units,
         and related
         equipment.               25%            --             --

         Fees paid by cellular
        telephone companies for
        activation of cellular
        telephones                38%            37%            --

         Sale of prepaid calling cards.           5%            13%      4%

        Sale of long distance
        telephone service.         1%             3%            --

        Revenues from Link
        International             12%             9%            50%

        Revenues from Moviebar    --             23%            14%

         Revenues from One Medical
        Service                   --              1%            32%

         Miscellaneous Income     --              1%            --

 (l) There can be no assurance that these percentages will not change significantly based upon events which may not be within the Company's control. Projected revenues for the year ending June 30, l999 constitute a forward-looking statement which is subject to risks and uncertainties which could cause actual results to differ materially from those projected. Factors that could cause or contribute to such differences include lack of adequate funding, loss of major customers and inability to meet sales projections. The Company undertakes no obligation to publicly release any revision to these forward-looking statements which may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

        Prior to 1996 the Company operated ACDC units for its own account and also sold franchises which provided third parties the right to operate ACDC units at various franchised locations. The Company's first ACDC units became operational in September l993. In August 1995, the Company had 50 ACDC units in operation and the Company's franchisees (13 in total) had 28 ACDC's in operation. At September 30, 1998, the Company was not operating any ACDC units and the Company's only remaining franchisee had four ACDC units in operation.

        In 1996 the Company introduced four programs in an effort to diversify and broaden the Company's product and service mix: (i) cellular telephone activations, (ii) sale of pre-paid calling cards, (iii) sale of long distance telephone service and (iv) rental of cellular telephones using overnight courier service. With the exception of the sale of pre-paid calling cards, these programs were discontinued in December 1997.

        Effective December 31, 1996, the Company acquired Link International Technologies, Inc. in consideration for the issuance of 168,539 shares of the Company's Common Stock.

        Effective January 30, 1998 the Company issued 550,000 shares of its common stock to the shareholders of Moviebar, Incorporated and Vectorvision, Incorporated in consideration for the acquisition of a business known as "Movie Vision." Movie Vision rents videocassettes, primarily containing motion pictures, through automated dispensing units in hotels. Movie Vision currently has video cassette dispensing machines in approximately 140 hotels in the United States. For financial statement purposes, the acquisition of Movie Vision was valued at $1,100,000.

        Effective May 30, 1998 the Company acquired One Medical Services, Inc. in consideration for 142,350 shares of common stock and 187,500 warrants exercisable at $2.00 per share at any time prior to May 30, 2003. The Company has also agreed to issue to the former owners of One Medical up to 1,485,000 additional shares of common stock depending on the future operating results of One Medical. The number of shares to be issued will be determined by dividing the quarterly net income of One Medical (for each fiscal quarter beginning June 30, 1998 and ending June 30, 2001), by the average closing price of the Company's common stock for the five day trading period prior to the end of each quarter. Using terminals developed by Link pharmacy customers can communicate with medical vendors and suppliers and directly order home medical equipment.

Year Ending  June 30,  1998

     During the year ending June 30, 1998 the Company's revenues declined as a result of the suspension of the Company's ACDC program and the termination of the following programs which were first introduced in 1996: (i) cellular telephone activations, (ii) sale of long distance telephone service and (iii) rental of cellular telephones using overnight courier service.

      During fiscal 1998 the Company  concentrated  on its three new  divisions:
Link, Movievision and One Medical Service. During the year ended June 30, 1998 revenues from the Link and Movie Vision divisions were $148,000 and $371,000 respectively. Revenues from the One Medical Service division, which was acquired effective May 30, 1998, were not significant during fiscal 1998.

      General and Administrative expenses as well as Selling and Marketing expanses increased due to the acquisition of Link, Movie Vision, and One Medical Service, the lease of the Company's production facility in Tampa and changes in the management of the Company.

      The following factors also contributed to the Company's loss during the year ending June 30, 1998:

      A. An expense of $1,687,422 as the result of issuing shares of stock, options and warrants for services rendered.

      B. In February 1998, the Company settled a lawsuit filed by a former Master Licensee of ACDC units resulting in a special charge of $424,300. The terms of the settlement require the Company to pay $115,000 over 21 months and issue 300,000 shares of common stock to the former master licensee.

      C. In March 1997, the Company entered into a License Agreement with Cancall Cellular Communications, Inc. ("Cancall") whereby the Company provided Cancall with a license to operate and/or distribute the Company's ACDC units, prepaid calling card machines and point-of-sale terminals. The Licensing Agreement also required Cancall to purchase a certain number of ACDC units and point-of-sale terminals from the Company. Between March and September 1997, the Company sold 30 ACDC units to Cancall for $705,000. In payment of the $500,000 licensing fee and the 30 ACDC units, Cancall issued 1,807,800 shares of it's Class B Preferred Stock to the Company. As of September 30,1997 the Company had valued the Cancall Preferred Stock at $1,310,000. Subsequent to September 30, 1997 the Company and Cancall ( i ) agreed to rescind the licensing agreement and the sale of the ACDC units (ii) the equipment previously sold to Cancall were returned to the Company and (iii) an expense of ($764,000) was recorded.

      D. Between June through September 1996 the Company sold 30 ACDC units to a master licensee in California resulting in gross revenues of $664,000. The Company has not received payment for the units and a reserve of $374,980 (the profit for the units sold) was recorded for uncollected receivables.

      E. The Company recorded a valuation reserve ($200,000) for the Company's investment in Smartphone, a non consolidated subsidiary which sold prepaid cellular telephones.

      F. An increase in the ACDC depreciation and patent amortization rates due to technological changes in the industry.

Year Ending June 30, l997

        Revenues during the year ending June 30, 1997 increased from the comparable period in 1996 due to the expansion of four programs which were introduced in 1996 in an effort to diversify and broaden the Company's product and service mix. These programs were (i) cellular telephone activations, (ii) sale of pre-paid calling cards, (iii) sale of long distance telephone service and (iv) rental of cellular telephones using overnight courier service. With the exception of the sale of pre-paid calling cards, these programs were discontinued in December 1997.

        Revenues also increased as the result of a one-time licensing fee ($500,000) received pursuant to a License Agreement between the Company and Cancall Cellular Communications, Inc. (Cancall). The License Agreement provided Cancall with the right to operate and/or distribute the Company's ACDC units, as well as Link's prepaid calling card machines and POS terminals (collectively the "Products"). In consideration for the rights granted pursuant to the Licensing Agreement, Cancall agreed to pay the Company $500,000 in shares of Cancall's Class B Preferred stock. The Licensing Agreement also required Cancall to purchase a certain number of ACDC units and POS terminals from the Company. During the year ending June 30, 1997 the Company sold thirty ACDC units to Cancall for $705,000. In payment of the $500,000 licensing fee and the thirty ACDC units, Cancall issued 1,807,800 shares of it's Class B Preferred Stock to the Company. Subsequent to June 30, 1997 the Company and Cancall (i) agreed to rescind the licensing agreement and the sale of the ACDC units (ii) the equipment previously sold to Cancall were returned to the Company and (iii) an expense of ($764,000) was recorded.

        The activation program of cellular telephones for members of the Florida, Louisiana, and Mississippi AAA clubs began in January 1996. This program allowed a AAA member to receive a free cellular telephone if the member agreed to a one year cellular telephone service contract. The Company received a commission for each activation. The Company discontinued this program in fiscal 1988.

        Revenues from the rental of cellular telephones through ACDC units decreased during the year ending June 30,1997 as the Company closed certain ACDC locations that were not profitable.

        As an alternative to selling ACDC units to franchisees the Company entered into various master licensing arrangements with third parties. These arrangements normally involve the single sale of 10 or more ACDC units for (i) a large location (such as an airport), (ii) part or all of a foreign country, or
(iii) a specific region in the United States. As of June 30, 1997 the Company had sold 30 ACDC units to third parties under master licensing arrangements, resulting in gross revenues of approximately $664,000, and had sold 10 ACDC units to a corporation affiliated with certain former officers and directors of the Company for $150,000. Although all of these sales occurred prior to December 31, 1996, as a result of credit terms extended by the Company approximately $793,000 was still owed to the Company as of June 30, 1997 for these equipment sales. The Company has not received payment for the units and subsequent to June 30, 1997 a reserve of $374,980 (the profit for the units sold) was recorded for uncollected receivables.

        Effective December 31, 1997 the Company acquired all the issued and outstanding shares of Link International, Inc. ("Link"). Link manufactures and distributes machines which dispense prepaid calling cards and terminals which are used by merchants to perform a variety of transactions, including accepting credit cards and bank debit cards in payment for sales of merchandise and services. The terminals manufactured by Link are sometimes referred to as "POS terminals". As a result of this acquisition, Link's revenue and expenses have been consolidated with those of the Company for the six months ending June 30, 1997. During this six month period, Link's revenues from sales of equipment, prepaid calling cards and technical service were approximately $60,000, which amount excludes revenues attributable to the Licensing Agreement between the Company and Cancall. During the six month period ending June 30, 1997 Link's cost of sales accounted for 0.4% of the Company's consolidated cost of sales and Link's other expenses accounted for approximately 1% of the Company's consolidated operating expenses.

        The increase in Cost of Sales during the year period ending June 30, 1997 reflects the acquisition of Link, the expansion of the Company's cellular telephone rental, cellular telephone activation, prepaid calling cards and long distance telephone programs.

Liquidity and Sources of Capital

        During the year ending June 30, 1998 the Company's operations used approximately $2,800,000 of cash.

        In order to fund its operating losses, the Company sold shares of its common stock in private placements and borrowed funds from private lenders. In July 1998, the Company issued 1,402,500 shares of its common stock at $1.00 per share, raising $1,172,125 net of $230,375 in offering related expenses.

        The Company's scrip terminals are sold to a leasing Company which leases the terminals back to the Company. The leased scrip terminals are placed with a merchant free of charge. The Company receives a fee for each transaction processed by the scrip terminal. The Company uses a portion of these fees to pay the monthly charges for the leased terminals. The funds received from the sale of the terminals to the leasing company are a source of cash to the Company. Other than the foregoing, and any cash generated by the Company's operations, the Company does not have any available credit, bank financing or other external sources of liquidity. Due to historical operating losses, the Company's operations have not been a source of liquidity. In order to obtain capital, the

Company may need to sell additional shares of its common stock or borrow funds from private lenders. During the next twelve months the Company will need capital to fund its operations, repay outstanding debt and fund receivables and inventory balances.

        Although there can be no assurance in this regard, the Company expects that during fiscal 1999 cash generated by operations and the sale of the Company's point-of-sale and scrip terminals will satisfy the Company's cash requirements. During the twelve months ending June 30, 1999 the Company's anticipated capital requirements are $700,000 for inventory, and $150,000 for equipment and fixed assests.

        The Company may suffer future losses, in which case the Company will need to obtain additional sources of capital in order to continue operations. There can be no assurance, however, that the Company will be successful in obtaining additional funding.

Year 2000 Issue

   The "Year 2000" issue affects the Company's installed computer systems, network elements, software applications and other business systems that have time-sensitive programs that may not properly reflect or recognize the Year 2000. Because many computers and computer applications define dates by the last two digits of the year, "00" may not be properly identified as the Year 2000. This error could result in miscalculations or system failures. The Company is conducting a review of its computer systems to identify those areas that could be affected by the "Year 2000" issue and is developing an implementation plan to ensure compliance. The Company presently believes that the Year 2000 problem will not pose significant operational concerns nor have a material impact on the financial position or results of operation in any given year. The total cost of modifications and conversions is not expected to be material and will be expensed as incurred. However, failures of computer systems maintained by third parties could have a material impact on the Company's ability to conduct business.

                                   BUSINESS

         SIMS Communications, Inc. (the "Company") was incorporated in Delaware on August 15, 1991 to design and market a computerized system which provides unattended rental of cellular telephones through a stand-alone dispensing station. The Company's system, known as an Automated Communications Distribution Center ("ACDC"), was designed to serve the needs of traveling sales people, convention and seminar participants, and anyone else who is temporarily away from normal communications facilities and needs to maintain contact with an office or home while traveling. An ACDC unit is capable of dispensing from 1 to 12 cellular phones on an automated basis. The system uses electronic funds transfer and accepts American Express, Visa, MasterCard, Discover and Diner's Club credit cards for payment in advance by the customer.

        Prior to 1996 the Company operated ACDC units for its own account and also sold franchises which provided third parties the right to operate ACDC units at various franchised locations.

        The Company's first ACDC units became operational in September l993. In August l995, the Company had 50 ACDC units in operation and the Company's franchisees (13 in total) had 28 ACDC's in operation. At September 30, 1998, the Company was not operating any ACDC units and the Company's only remaining franchisee had four ACDC units in operation.

        In 1996 the Company introduced four programs in an effort to diversify and broaden the Company's product and service mix: (i) cellular telephone activations, (ii) sale of pre-paid calling cards, (iii) sale of long distance telephone service and (iv) rental of cellular telephones using overnight courier service. With the exception of the sale of pre-paid calling cards, these four programs were discontinued in December 1997.

        Effective December 31, 1996 the Company acquired all the issued and outstanding shares of Link International, Inc. ("Link"). Link manufactures and distributes machines which dispense prepaid calling cards and terminals which are used by merchants to perform a variety of transactions, including accepting credit cards and bank debit cards in payment for sales of merchandise and services. Unless otherwise indicted, all references to the Company's business and operations included the business and operations of Link.

        Effective January 30, 1998 the Company issued 550,000 shares of its common stock to the shareholders of Moviebar, Incorporated and Vectorvision, Incorporated in consideration for the acquisition of a business known as "Movie Vision." Movie Vision rents videocassettes, primarily containing motion pictures, through automated dispensing units in hotels. Movie Vision currently has video cassette dispensing machines in approximately 140 hotels in the United States.

         Effective May 30, 1998 the Company acquired One Medical Service Inc. The One Medical Service technology is used in the pharmaceutical market and allows the pharmacy and its customers to communicate with medical vendors and suppliers and directly order home medical equipment through a proprietary point-of-sale terminal.

        All historical share data in this report have been adjusted to reflect the following stock splits relating to the Company's common stock:
June 1995: 2-for-1 forward split, February 1996: 1-for-10 reverse split, February 1998: 1-for-4 reverse split.

        The Company's executive offices are located at 18001 Cowan, Suite C&D, Irvine, California 92614. The Company's telephone number is (949) 724-9094.

Link International Technologies, Inc.

        Effective December 31, 1996, the Company acquired Link International Technologies, Inc. ("Link") in consideration for the issuance of 168,539 shares of the Company's Common Stock. For financial statement purposes the acquisition was accounted for under the purchase method and the assets acquired from Link (net of liabilities) were valued by the Company at approximately $600,000.

        Link has developed a series of state-of-the art pre-paid long distance telephone card dispensing machines which allow for payment with bank debit cards, credit cards or cash.

        Link has developed and patented certain technologies which provide unique features for its phone card vending machines. The first and most important feature is that LINK's machine is the only vending machine in the market which can individually activate prepaid phone cards (or other "value stored" cards, including chip-embedded "smart" cards) at the point of sale. All prepaid phone cards stored in LINK's machines are "dead" (i.e. "inactive") until each one is individually activated once cash is received or a customer's credit or debit card has been accepted by the machine and successfully processed. This patented device, using a proprietary bar code technology, eliminates the risk of fraud or theft as well as the need for large capital investment which is required by other machines that dispense only pre-activated (or "live") cards. The machines can be operated either by direct telephone line or wireless technology, at the option of the customer. Second, although LINK's machines accept cash and credit cards, Link's machines are the only vending devices that requires the customer to use personal identification number when purchasing prepaid phones cards with a bank debit card. This particular feature serves to eliminate the expense (ie. "charge backs") to the merchant for mistakenly accepting fraudulent or stolen credit cards.

         Link has designed two versions of its prepaid telephone card machine. Its first product (introduced in 1995) is a full sized stand-alone vending machine which is used in locations where size is not important and where the machine's lighted billboard signage is desired for advertising. Typical locations include check cashing locations, office product stores, motels, airports, universities, and other high traffic locations. This machine, with six vending slots and a thermal graphic printer, offers other sales opportunities to the merchant such as recharging cellular phone time, dispensing promotional coupons, dispensing prepaid gas cards for service station chains, and selling and dispensing tickets for concerts, sporting events, lotteries, ski lifts, and the like. Although capable of dispensing a variety of products, Link has decided to concentrate heavily on the market for prepaid telephone cards and plans to install this machine at large regional accounts and chains.

        All major hardware is subcontracted and virtually snaps into place allowing this miniature dispensing machine to be moved and installed in under 30 minutes by one individual. The location for the machine needs only electrical power and a telephone line. The machine requires very little maintenance and can be connected to an on-line computer in order to monitor sales, cash on hand and inventory requirements.

         Link's phone card machines can also be used to dispense other items such as:

    - pre-paid gasoline cards
    - smart chip cards
    - coupons
    - stamps
    - sporting, theatrical and other event tickets

         Link has also developed a counter top point-of-sale transaction terminal, ("known as the "Debitlink" terminal), primarily for use in the sale of goods and services. This terminal, which accepts bank debit cards as well as major credit cards, includes the capability of pre-paid long distance phone card activation, customer frequency programs, check guarantee and pre-paid cellular time activation. The Debitlink terminal uses the same technology and host reporting as Link's phone card dispensing machines. The Company markets its Debitlink to smaller stores, most of which do not have point-of-sale debit card capability and to retail pharmacies. The Company began marketing Link's Debitlink terminals in August 1997.

         The Company receives revenues from sales of its Debitlink terminal and for all transactions processed by the terminal. As of September 15, 1998 approximately 70 Debitlink terminals were in operation and 50 terminals were awaiting installation.

         Link also markets its proprietary scrip terminals which provide the same benefits as cash dispensing ATM machines without the prohibitive costs to the merchant. A customer using a bank debit card inserts the card into the terminal and selects a dollar denomination ($5, $10, $20, etc.). The scrip terminal dispenses a receipt to the customer which can be used to pay for merchandise and/or services. The customer receives cash for any difference between the dollar denomination of the scrip and the amount of the purchase. Once the transaction is processed, funds are electronically transferred to the merchant's bank account from the customer's bank account within 48 hours.

         Scrip terminals appeal to fast food restaurants, convenience stores, bars, pharmacies, arcades and other outlets where cash is needed for products or services. While occupying little store space, scrip terminals increase sales by giving customers purchasing power, thereby, generating impulse buying and larger purchases. Similarly, consumers find scrip terminals beneficial due the their convenience and the fact that they provide a safe alternative to isolated ATM's. The Company receives a transaction fee (charged to the customer rather than the retailer) for each transaction processed by the scrip terminal.

         As of September 15, 1998 approximately 540 scrip terminals were in operation.

Movie Vision

         Effective January 30, 1998 the Company issued 550,000 shares of its common stock to the shareholders of Moviebar, Incorporated and Vectorvision, Incorporated in consideration for the acquisition of a business known as "Movie Vision." Movie Vision rents video cassettes, primarily containing motion pictures, through automated dispensing units in hotels. Movie Vision currently has video cassette dispensing machines in approximately 140 hotels in the United States.

One-Medical

         Effective May 30, 1998 the Company acquired One Medical Services, Inc. in consideration for 142,350 shares of common stock and 187,500 warrants exercisable at $2.00 per share at any time prior to May 30, 2003. The Company has also agreed to issue to the former owners of One Medical up to 1,485,000 additional shares of common stock depending on the future operating results of One Medical. The number of shares to be issued will be determined by dividing the quarterly net income of One Medical (for each fiscal quarter beginning June 30, 1998 and ending June 30, 2001), by the average closing price of the Company's common stock for the five day trading period prior to the end of each quarter.

          One Medical provides a financial processing and communications network for the Home Medical Equipment (HME) industry. Since the Company's DebitLink terminal has the ability to process information and verify insurance medical cards, this network can connect HME buyers with a network of HME vendors. This proprietary network has been designated for the medical and managed healthcare market, but the Company's primary focus at the present time is the retail pharmacy industry.

          The retail pharmacy industry has been one of the casualties of the growing influence of managed healthcare. As efforts to control healthcare spending increase, pharmacies have come under increasing pressure to lower prices. As a result, the era of the locally owned and operated drugstores has virtually ended as shrinking margins have forced a rapid consolidation in the industry. Giant pharmacy chains now dominate the industry, taking advantage of economics of scale in advertising, purchasing, and distribution. Thus, the retail pharmaceutical industry is forced to look for other revenue streams and efficiencies. The current home healthcare market is estimated to be $20 billion annually and is expected to mushroom to $60 billion within the next several years, representing up to 100 million potential customers. The driving forces behind this growth is the aging population, managed care pressures for earlier hospital discharges, advance home medical equipment technologies, government cost-cutting imperatives, and a more active elderly population.

          The One Medical network allows any pharmacy to be more competitive in the HME marketplace by being able to offer over 23,000 products through an automated catalogue process and a direct connection to local providers of oxygen, appliance repair, nursing care, and other such services. Pharmacies in the network are able to provide their customers with medical supplies and equipment along with product information without sending the customer to another location and thus losing control of the customer. As a result, the network provides pharmacies with the opportunity to capture a greater percentage of the managed healthcare market, generate additional revenues, and simultaneously provide greater service and convenience to their customers.

          The Company provides each pharmacy in the network with a compact, modular, self contained kiosk that allows a customer to view, inspect, obtain information and purchase a variety of HME equipment while at the local pharmacy. The kiosk measures approximately 24" by 15" by 17" and contains an HME catalogue of over 23,000 HME products, a directory of products and services offered by the HME vendors, a telephone handset and a key pad. This "one stop" shopping service is helpful for older, less healthy, and less mobile customers.

          The One Medical network is comprised of the following components:

          Pharmacies.   In order to join the  network a pharmacy  is  required
to pay a  monthly  membership  fee of $25.  The  pharmacy  is also  required  to purchase one of the Company's DebitLink terminals which, together with installation, costs approximately $1,150. For each pharmacy within the network the Company installs (free of charge to the pharmacy) the One Medical kiosk. To insure quality control and customer satisfaction a pharmacy is required to contact each pharmacy customer that purchased products or services through the network. The pharmacy asks the customer certain questions concerning the quality of the products and/or services purchased through the network. For administering this quality control program, the pharmacy receives a fee for service from the HME service center, the HME vendor, or the catalogue vendor which provided products, equipment or services to the customer. Using the Company's DebitLink terminal, the pharmacy also earns fees for activating pre-paid telephone cards and through a computer link to the California Medi-Cal data base, the pharmacy can instantly verify MEDI-CAL eligibility for California residents. The Company charges the pharmacy a monthly fee for the MEDI-CAL verification service.

          HME Service Center. The HME Service Center provides customers with items such as wheelchairs, crutches, hospital beds, bathroom safety equipment, respiratory therapy equipment, and medical supplies. Delivery to the customer is made by van or truck. The typical HME Service Center supports 10 to 15 pharmacies and is located within ten miles of each pharmacy. In order to join the network the HME Service Center is required to pay an initial membership fee of $1,500 and a monthly fee of $150.

          HME Vendors The HME vendors provide customers with items such as oxygen concentrators, portable oxygen tanks, urological, ostomy, and skin care products, home health supplies, wound care treatment, vascular support products, breast pumps, diagnostic testing kits, orthopedic equipment, prosthesis, IV equipment, and services such as home nursing care, product repair services construction of ramps or lifts and conversions of automobiles or vans. Delivery of equipment and supplies is made by van or truck. The typical HME vendor supports 10 to 15 pharmacies and is located within ten miles of each pharmacy. In order to join the network the HME vendor is required to pay an initial membership fee of $500 and a monthly fee of $125. The Company also charges vendors a per-minute fee for all calls made by pharmacy customers using the network.

          Catalogue Vendor The catalogue vendor allows the customer to purchase over 23,000 home medical products such as walkers, canes, pillows, grab bars, lotions, and dressings. Delivery is made by U.P.S. or, at the option of the customer, overnight courier service. The Company also charges the catalogue vendor a per-minute fee for all calls made by pharmacy customers using the network.

          1 One Medical Service. The Company's One Medical Service division supplies the kiosk and the DebitLink terminal to the pharmacy, manages the network and administers the transfer of funds between the members of the network. At the present time, a major home medical equipment supplier pays for the kiosk.

        A customer needing home medical equipment or services is directed to the pharmacy's kiosk. The customer picks up the kiosk's telephone handset and, using the keypad, selects a number which corresponds with the product or service needed by the customer. After making the selection, the customer is connected to a representative at the nearest HME service center or HME vendor, or with a representative at the catalogue vendor. The customer then obtains any needed information relating to the product or service from the representative and if desired, orders the product or service. Billing for the product or service is handled directly between the vendor and the customer. Pharmacy customers can also access the One Medical network at home by dialing a toll-free number provided by the pharmacy.

          The Company's One Medical Service division receives revenue from a variety of sources including initial membership fees, monthly membership dues, prepaid phone-card sales, charges for calls made to HME service centers and vendors by pharmacy customers, Medi-Cal verification fees, advertising rebates, and fees for all transactions processed by the pharmacy's Debitlink terminal.

          As of September 15, 1998, 100 pharmacies, three HME service centers, fifteen HME vendors and one catalogue vendor were members of the One Medical network.

Research and Development

         During the years ending June 30, l997, and 1998, the Company spent approximately $35,000, and $33,000 respectively, on research and development. Research and development expenditures pertained to the design, development and testing of enhancements to Link's DebitLink transaction terminals as well as other on-line transaction terminals as well as other on-line transaction terminals.

Franchise Operations

         Prior to 1996 the Company operated ACDC units for its own account and also sold franchises which provided third parties the right to operate ACDC units at various franchised locations.

         As of April 15, 1998 only one Company franchisee was operating ACDC units. Instafone of California, one of the Company's former franchisees, had previously paid the Company $1,000,000 for deposits of ACDC units and franchises. Instafone of California is no longer in the business of renting cellular telephones and has advised the Company that it wants a refund of the deposits paid to the Company. The Company is attempting to negotiate a settlement with Instafone of California concerning this matter. The amounts received by the Company for equipment and franchise deposits as of June 30, 1997 represented 90% of the total amounts recorded by the Company as a liability for franchise and customer deposits on such date. See "Litigation".

Competition

         The Company competes with numerous other companies which are engaged in the Company's lines of business. Many of these competitors have greater financial and marketing resources than those of the Company.

Employees and Offices

         As of September 15, 1998, the Company employed 38 persons on a full-time basis. Fifteen employees serve in management or administrative capacities, and the remainder are hourly workers in the Company's operations. None of the Company's employees are covered by a collective bargaining agreement. The Company has never experienced an organized work stoppage, strike or labor dispute. Management considers the Company's relations with its employees to be good.

         The Company leases a 7,000 square foot production and office facility in Tampa, Florida at an annual rent of $35,000. The lease on this facility expires in June 2002. The Company's executive offices are located in Irvine, California and consist of 4,900 square feet of space which are leased at an annual rent of $67,000. This lease on the space expires in August 2003. The Company's offices in Boca Raton, Florida consist of 1,400 square feet of space and are leased for $15,000 per year pursuant to a lease which expires in December 2001.

                                  MANAGEMENT

         The Company's present officers and directors are as follows:

Name                      Age                  Position
----                      ---                  --------
Mark Bennett              39                  President and a Director
Michael Malet             50                  Executive  Vice  President and a
                                              Director
Bruce S. Schames          51                  Chief  Financial and  Accounting
                                              Officer
David Markowski           37                  Vice President of Finance
Marvin Berger             54                  Executive   Vice   President  of
                                              Sales and Marketing
Chet Howard               54                  Director
George Pursglove          46                  Director
Cornelia Eldridge         57                  Director

         Each director holds office until his successor is duly elected by the stockholders. Executive officers serve at the pleasure of the Board of Directors.

         The following sets forth certain information concerning the past and present principal occupations of the Company's officers and directors.

         Mark Bennett has been the Company's President since November 1997 and has been a Director of the Company since September 1997. Mr. Bennett has been the President, Chief Executive Officer and a Director of Link International Technologies, Inc., a subsidiary of the Company, since January 1996. Since April 1995 Mr. Bennett has also been the President of New View Technologies, a wholly owned subsidiary of Link. From 1985 to 1987 Mr. Bennett was the General Manager for MovieBar, a video vending company servicing the hotel and hospitality industry, with installations in over 35,000 hotel rooms worldwide. In 1987 Mr. Bennett became Vice President of International Operations and General Manager of MovieBar and was subsequently named as President of MovieBar Company USA. In December 1995 Mr. Bennett resigned his position with MovieBar to co-found Link.

         Michael Malet has been the Company's Executive Vice President since November 1997 and has been a director of the Company since September 1997. Mr. Malet has been the President of New View Technologies, Inc., a wholly owned subsidiary of Link International Technologies, Inc., since July 1995. From 1986 to 1987 Mr. Malet was the President of Vending Control Systems, a manufacturer of video vending machines. Mr. Malet was a Sales Manager (1987-1990) and later President (1991-1995) of Keyosk Corporation, a Company involved on the development and sale of intelligent on-line vending machines, including the Company's ACDC Units.

         Bruce S. Schames has been the Company's  Controller  since  December,
1993. In April 1997 Mr. Schames became the Company's Chief Financial Officer. From 1991 to 1993 Mr. Schames was self-employed as a Certified Public Accountant. Between 1983 and 1991, Mr. Schames was employed as Manager of Financial Reporting for the Dole Fresh Fruit Company.

         David Markowski joined the Company as Vice President of Finance in January 1998. Since 1991 he has served as a business consultant to various small private and public companies seeking assistance in all aspects of growth.

         Marvin S. Berger  joined the Company as Vice  President  of Sales and
Marketing in April 1998. Prior to his joining the Company Mr. Berger was Vice President of Sales and Special Accounts with SmarTalk Telecommunications, Inc. a company at which his involvement began during the founding stages. Mr. Berger has held marketing and management positions at IBM, Data General Corporation and Visage Corporation.

         Chet Howard has been a director of the Company since September 1997. Since 1992 Mr. Howard has been a principal of Consolidated Business Group, a company providing financial consulting services for development stage business. From 1988 to 1992 Mr. Howard was Executive Vice President and Chief Financial Officer of HQ Office Supplies, Inc.

         George Pursglove has been a Director of the Company since September 1997. Since November 1995 Mr. Pursglove has been a principal of Consolidated Business Group, a company providing financial consulting services to development stage businesses. Between March 1993 and November 1995 Mr. Pursglove was a Senior Divisional Merchandise Manager, and later Director of Merchandising for

Office Depot. Between April 1992 and March 1993 Mr. Pursglove was Divisional Merchandise Manager for the Price Company, a retailer of home improvement goods.

         Cornelia Eldridge has been a Director of the Company since September 1998. Since 1981 Ms. Eldridge has been the President of Eldridge Associates, Inc., a management consulting firm.

         All of the Company's officers devote substantially all of their time on the Company's business. Mr., Howard, Mr. Pursglove and Ms. Eldridge, as directors, devote only a minimal amount of time to the Company.

         Michael Malet and Chet Howard are members of the Company's audit committee.

Change in Management

         In November 1997 Melvin Leiner, Darren Marks, James Caprio and Donald Marks resigned as officers and directors of the Company. David Barnhill also resigned as a director in November 1997. In November 1997 Mark Bennett was appointed President and Michael Malet was appointed Executive Vice President of the Company. Bruce Schames continued as an officer of the Company. Mark Bennett, Michael Malet, Chet Howard and George Pursglove remained directors of the Company.

Executive Compensation

         The following table sets forth in summary form the compensation received by (i) the Chief Executive Officer of the Company and (ii) by each other executive officer of the Company who received in excess of $100,000 during the fiscal year ended June 30, 1998.

                                               Other                 Re-
                                               Annual                stricted
                                               Compen-     Stock     Options
      Name and   Fiscal   Salary    Bonus      sation      Awards    Granted
Principal Position          Year       (1)        (2)          (3)      (4)
    (5)

Mark Bennett     1998   $111,350      --       $8,400     93,750    560,500
President and
Chief Executive
Officer

Michael Malet    1998   $100,923      --       $8,400     81,250    457,000
Executive Vice President

(1) The dollar value of base salary (cash and non-cash) received.

(2) The dollar value of bonus (cash and non-cash)  received.

(3) Any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property. Amounts in the table represents automobile allowances.

(4) During the year ending June 30, 1998, the shares of the Company's common stock issued as compensation for services.

         The table  below  shows the  number of shares of the  Company's  Common
Stock owned by the officers listed above, and the value of such shares as of June 30, 1998.

    Name                          Shares                    Value
    ----                          ------                    -----
Mark Bennett                      224,900                   $393,575
Michael Malet                     157,802                   $276,154

(5) The shares of Common Stock to be received upon the exercise of all stock options granted during the. year ending June 30, 1998.

Options Granted

         The following tables set forth information concerning the options granted during the fiscal year ended June 30, 1998, to the Company's officers and directors, and the fiscal year-end value of all unexercised options (regardless of when granted) held by these persons. As of October 15, 1998 none of the options listed in table below have been exercised.


                                                        Number of
                       % of Total                       Securities    Value of
                       Options                          Underlying  Unexercised
                       Granted to   Exercise            Unexercised In-the-Money
            Options    Employees in Price Per Expiration Options at  Options at
 Name       Granted(1) Fiscal Year  Share     Date       FY End (#)  FY End ($)
------      ----------- ----------- --------- ---------- ---------- -----------

Mark Bennett    560,500     38.5%    $1.50    5/29/03    560,500      $140,000
Michael Malet   457,000     31.4%    $1.50    5/29/03    457,000      $114,250

David Markowski 439,000     30.2%    $1.50    5/29/03    439,000      $109,750

Chet Howard      25,000      1.7%    $1.50    5/29/03     25,000        $6,250

George Pusglove  37,500      2.6%    $1.50    5/29/03     37,500        $9,375

(1) Represents shares issuable upon exercise of options. All options were exercisable at June 30, 1998.

Long Term Incentive Plans - Awards in Last Fiscal Year

         None.

Employee Pension, Profit Sharing or Other Retirement Plans

         Except as provided in the Company's employment agreements with its executive officers, the Company does not have a defined benefit, pension plan, profit sharing or other retirement plan, although the Company may adopt one or more of such plans in the future.

Compensation of Directors

         Standard Arrangements. At present the Company does not pay its directors for attending meetings of the Board of Directors, although the Company expects to adopt a director compensation policy in the future. The Company has no standard arrangement pursuant to which directors of the Company are compensated for any services provided as a director or for committee participation or special assignments.

         Other Arrangements. During the year ending June 30, 1998 the Company issued shares of common stock to the following directors in consideration of services rendered to the Company:

                                             Shares
                        Name                 Issued(1)

                     Chet Howard             25,000

                     George Pursglove        37,500

(1) Certain of these shares were issued pursuant to the Company's Stock Bonus Plan. See "Stock Bonuses" below.

         See the table titled "Options Granted" above for information concerning stock options granted to the Company's officers and directors.

         Except as disclosed elsewhere in this prospectust no director of the Company received any form of compensation from the Company during the year ended June 30, 1998.

Stock Option and Bonus Plans

         The Company has an Incentive Stock Option Plan, two Non-Qualified Stock Option Plans and two Stock Bonus Plans. A summary description of each Plan follows. In some cases these three Plans are collectively referred to as the "Plans".

Incentive Stock Option Plan.

         The Incentive Stock Option Plan authorizes the issuance of options to purchase up to 1,500,000 shares of the Company's Common Stock, less the number of shares already optioned under both this Plan and the Non-Qualified Stock Option Plan. The Incentive Stock Option Plan will remain in effect until 2008 unless terminated earlier by action of the Board. Only officers, directors and key employees of the Company may be granted options pursuant to the Incentive Stock Option Plan.

          In order to qualify for incentive stock option treatment under the Internal Revenue Code, the following requirements must be complied with:

         1. Options granted pursuant to the Plan must be exercised no later than:

         (a) The expiration of thirty (30) days after the date on which an option holder's employment by the Company is terminated.

         (b) The expiration of one year after the date on which an option holder's employment by the Company is terminated, if such termination is due to the Employee's disability or death.

         2. In the event of an option holder's death while in the employ of the Company, his legatees or distributees may exercise (prior to the option's expiration) the option as to any of the shares not previously exercised.

         3. The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

         4. Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the Common Stock of the Company may not be exercisable by its terms after five years from the date of grant.

         5. The purchase price per share of Common Stock purchasable under an option is determined by the Committee but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning the Company's stock which represents more than 10% of the total combined voting power of all classes of stock).

Non-Qualified Stock Option Plans.

         The Non-Qualified Stock Option Plans authorize the issuance of options to purchase up to 3,00,000 shares of the Company's Common Stock. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price and expiration date are determined by the Committee.

Stock Bonus Plans.

         Up to 1,500,000 shares of Common Stock may be granted under the Stock Bonus Plans. Such shares may consist, in whole or in part, of authorized but unissued shares, or treasury shares. Under the Stock Bonus Plans, the Company's employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company's shares; provided, however, that bona fide services must be rendered by consultants or advisors and such services must not be in
connection   with  the  offer  or  sale  of  securities  in  a   capital-raising
transaction.

Other Information Regarding the Plans.

         The Plans are administered by the Company's Board of Directors. The Board of Directors has the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Board of Directors is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

         In the discretion of the Board of Directors, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the Board of Directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of the Company or the period of time a non-employee must provide services to the Company. At the time an employee ceases working for the Company (or at the time a non-employee ceases to perform services for the Company), any shares or options not fully vested will be forfeited and cancelled. In the discretion of the Board of Directors payment for the shares of Common Stock underlying options may be paid through the delivery of shares of the Company's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Board of Directors.

        Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board of Directors when the shares were issued.

         The Board of Directors of the Company may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner it deems appropriate, provided that such amendment, termination or suspension cannot adversely affect rights or obligations with respect to shares or options previously granted.

         The Plans are not qualified under Section 401(a) of the Internal Revenue Code, nor are they subject to any provisions of the Employee Retirement Income Security Act of 1974.

Summary.

         The following sets forth certain information as of September 30, 1998, concerning the stock options and stock bonuses granted by the Company. Each option represents the right to purchase one share of the Company's Common Stock.

                                Total        Shares                  Remaining
                                Shares    Reserved for    Shares      Options/
                               Reserved   Outstanding    Issued As    Shares
Name of Plan                  Under Plan    Options     Stock Bonus  Under
Plan

Incentive Stock Option Plan   1,500,000          --           N/A          --
Non-Qualified Stock Option
  Plan                        3,000,000   2,164,000           N/A     836,000
Stock Bonus Plan              1,500,000         N/A       749,625     750,375

Stock Bonuses

         The Company, in accordance with the terms of its Stock Bonus Plans, has issued shares of Common Stock to certain Company officers, employees and consultants. The following persons (including former officers and directors) received shares of the Company's common stock as stock bonuses:

                              Shares  Issued as Stock Bonus
    Name                   1996           1997            1998
    ----                   ----           ----            ----

Melvin Leiner *          62,500        12,500
Darren Marks *           62,500        12,500
James J. Caprio *        62,500
Donald Marks *           62,500
Bruce Schames            18,750

Mark Bennett                                           18,750
Michael Malet                           5,000          16,250
David Markowski                                         6,250
Chet Howard                                             6,250
George Pursglove                                       12,500
Other employees and
consultants as a group   192,500       86,875         111,250
                         -------       ------         -------

                          461,250      116,875        171,500
                          =======      =======        =======

* Former Officer and Director

Transactions with Former Management.

Melvin Leiner, Donald Marks, James Caprio and Darren Marks were officers and directors of the Company between August 1991 and November 1997. See "Change in Management" above.

         In December 1995 the Company issued 10,945 shares of its Common Stock to Melvin Leiner, Donald Marks, James Caprio and Darren Marks (43,778 shares in total) as repayment of loans, each in the amount of $90,500, made by such persons to the Company.

         In March 1996 the Company issued 6,250 shares of its Series B Preferred Stock to Melvin Leiner, Donald Marks, James Caprio and Darren Marks (25,000 shares in total) as repayment of loans, each in the amount of $25,000, made by such persons to the Company.

         In June 1996 the Company issued 62,500 shares of its Common Stock to Melvin Leiner, Donald Marks, James Caprio and Darren Marks (250,000 shares in total) as repayment of loans, each in the amount of $125,000, made by such persons to the Company.

         In June 1996 the Company issued shares of its Common Stock to the following former officers and directors in repayment of loans made by such persons to the Company: Melvin Leiner: 25,922 shares in repayment of loan of $51,843; Donald Marks: 28,588 shares in repayment of loan of $57,175; James Caprio: 28,616 shares in repayment of loan of $57,232; and Darren
Marks:  21,860 shares in repayment of loan of $43,720.

         In September 1996, the Company acquired a 10% interest in Smartphone, Inc. (a corporation that sells a debit cellular telephone) from Melvin Leiner, Donald Marks, James Caprio and Darren Marks in consideration for 100,000 shares of the Company's common stock. The Company's investment in Smartphone was recorded at $200,000, which was the original cost of the former officers' and directors' investment in Smartphone.

         During the year ended June 30, 1996, the Company sold five ACDC units and related technology to Lonestar, Inc., a corporation owned by Melvin Leiner, Darren Marks, James Caprio and Donald Marks for $350,000. The sales price for these units was paid by offsetting advances of $350,000 which had previously been made to the Company by such officers. In December l996 the Company sold ten additional ACDC units to Lonestar for $l50,000. Lonestar made an initial payment of $15,000 for these ACDC units and has a balance of $123,859 owing to the Company.

Transactions  with  Present  Management

     Effective January 30, 1998 the Company issued 550,000 shares of its common stock to the shareholders of Moviebar, Incorporated and Vectorvision, Incorporated in consideration for the acquisition of a business known as "Movie Vision." Movie Vision rents video cassettes, primarily containing motion pictures, through automated dispensing units in hotels. Movie Vision currently has video cassette dispensing machines in approximately 140 hotels in the United States. For financial statement purposes, the acquisition of Movie Vision was valued at $1,100,000. Mark Bennett, the President and a director of the Company, was shareholder of both Moviebar, Incorporated and Vectorvision, Incorporated and received 55,000 shares of the Company's common stock in connection with this transaction.

         During the fiscal 1998 the Company issued 18,750 shares of its common stock to David Markowski in consideration for services provided to the Company. The Company also issued Mr. Markowski 6,250 shares of common stock pursuant to the Company's stock bonus plan.

         See "Stock Option and Bonus Plans" above for information concerning stock options and stock bonuses granted to the Company's present officers and directors.

                            PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of September 30, 1998, information with respect to the only persons owning beneficially 5% or more of the outstanding Common Stock and the number and percentage of outstanding shares owned by each director and officer and by the officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of Common Stock.

                                       Number of             Percent of
Name and Address                       Shares  (1)               Class
(2)

Mark Bennett
18001 Cowan, Suite C&D
Irvine, CA 92614                         224,900                 3%

Michael Malet                            157,802                 2%
18001 Cowan, Suite C&D
Irvine, CA 92614

Bruce S. Schames
4551 North Dixie Highway
Boca Raton, FL 33431                       1,000                   *

David Markowski
18001 Cowan, Suite C&D
Irvine, CA  92614                         25,000                   *

Marvin Berger
18001 Cowan, Suite C&D
Irvine, CA  92614                         80,000                  1%

Chet Howard
1805 Apricot Glen Drive
Austin, TX  78746                         25,000                   *

George Pursglove
9380 N.W. 39 Court
Coral Springs, FL 33065                   27,500                   *

Cornelia Eldridge
4514 Elkhorn Road
Sun Valley, Idaho 83353                     --                  --

Officers and Directors as a
Group (8 persons)                        541,202                  7.2%

*  Less than 1%

(2) Excludes shares issuable prior to December 31, 1998 upon the exercise of options or warrants granted to the following persons:

Name                         Options exercisable prior to December 31, 1998
----                         ----------------------------------------------

Mark Bennett                      560,500
Michael Malet                     457,000
Bruce Schames                          --
David Markowski                   439,000
Chet Howard                        50,000
George Pursglove                   50,000

(2) Includes shares referenced in footnote (1) above but excludes any other shares issuable upon the exercise of any warrants or options or upon the conversion of any promissory notes or other convertible securities. See "Dilution and Comparative share data."

                             SELLING SHAREHOLDERS

This Prospectus relates to:

         1. The sale of 3,782,301 shares of the Common Stock of Sims Communications, Inc. (the "Company") by the owners of such shares. The shares were sold by the Company in various private offerings for cash, services rendered, and in settlement of claims against the Company.

         2. The sale of up to 336,315 shares of the Company's common stock issuable upon the exercise of options and warrants. The options and warrants were issued by the Company to:

              (i) certain investors in connection with the Company's private offerings.

              (ii) Sales Agent's in connection with certain private offerings of the Company's securities,

              (iii) financial consultants for services provided to the Company, and

              (iv)  to  other  third   parties  in   settlement  of  claims  and
liabilities.

         The owners of the Common Stock referred to above, and the holders of the options and warrants, to the extent they exercise the options and warrants and receive shares of the Company's Common Stock, are referred to as the "Selling Shareholders".

         The names of the Selling Shareholders are:

Name                                  Shares  Shares to be Sold Share Ownership
                      Shares          Issuable This Offering  After Offering(1)
                      Presently Owned Upon
                                      Exercise
                                      of
                                      Options
                                      or
                                      Warrants

Maxwell B. Schuerer           42,500                    42,500             --
James Gilloon                 12,500                    12,500             --
Carl Schafer                  47,500                    37,500            10,000
Michael Pickens              125,000                   125,000              --
Robert Herdina                 1,250                     1,250             --
Ann Lou Last                  25,000                    25,000             --
Fred Matulka                   8,750                     8,750             --
Anthony A. Cappola             5,000                     5,000             --
Madeline A Esposito            5,000                     5,000             --
William M.Goatley
Revocable Trust               88,648                    35,000            53,648

Scott Lyng                    15,000                     5,000            10,000
Michael & Associates         110,000                   110,000              --
Cary A. Paulis                10,000                    10,000              --

James E. and Helen M.          6,000                     6,000              --
Picou
Matthew Sakurda              18,750                    10,000            8,750
Carl Shaifer                 10,000                    10,000              --
Kenneth Stilger              20,000                    20,000              --
Franklin Stone               10,000                    10,000              --
Alberta Tabony                55,000                    5,000            50,000
Frank H. Harvey              43,750                    40,000            3,750
Neils Lauersen               150,000                  150,000              --
Nabih Akkawi                 15,000                    15,000              --
Warren Becker                10,000                    10,000              --
Nancy and Richard Bixby      10,000                    10,000              --
Lewis F. Bruce               10,000                    10,000              --
Adrienne and Sal Coppola     17,500                    17,500              --
Rodney J. Darling            30,000                    30,000              --
Maher Fasheh                 10,000                    10,000              --
Rodney Fingleson             10,000                    10,000              --
Ray C. Felshman Sr., IRA     50,000                    50,000              --
Account
Ken Hiniker                  25,000                    25,000              --

Errol Kaplan                 45,000                    45,000              --
Leslie Kasar                 10,000                    10,000              --
Steven D. Kremer, M                                                        --
Sterling I.G.A.              30,000                    30,000
Mark J. Levy                 10,000                    10,000              --
Thomas M. Pisula             150,000                  150,000              --
Mark A. Raifman              35,500                    30,000            5,500
Larry C. Roark               100,000                  100,000              --
Gregory Rubel                 2,000                    2,000               --
Glen L. Rufenach             20,000                    20,000              --
Paul Sciarrino               10,000                    10,000              --
Steven W. Seaworth           10,000                    10,000              --
 Scott Sibella                5,000                    5,000               --
James Sink                   225,000    25,000        125,000           125,000
Kenneth Stilger              25,000                    25,000              --
Marc R. VanNess              25,000                    25,000              --
Charles M. Wheet             15,000                    15,000              --
Richard Clinton              20,000                    20,000              --
Yoram Cohen                  18,000                    18,000
Dennis Cohen                  5,000                    5,000               --
Karolin Dadasahhakimi        75,000                    75,000              --
Financial Processing                                                       --
Institutions, Inc.           50,000                    50,000
Ian Garrun                    5,000                    5,000               --
Barry Halperin               125,000                  125,000              --
Valerie Koff                  5,000                    5,000               --
Sanford I. Litchman                                                        --
Revocable Living Trust       50,000                    50,000
Robert H. Mandelbaum          2,500                    2,500               --
Randy and Luz Marks          50,000                    50,000              --
Martin Marks                 100,000                  100,000              --
Arnold L. Rosen              464,000                  464,000              --
Terence P. Scheckler          5,000                    5,000               --
William Solfisburg           451,034                   50,000           401,034
W.R. Smith Profit Trust      50,000                    50,000              --
Allen Yasmeh                 57,000                    57,000              --
Jeffrey Zwiebel              235,000                  235,000              --
David Schevel                 3,000                    3,000               --
Mervin Herson                 3,000                    3,000               --
Edward Haggerty               6,250                    6,250
Harold E. Hamburg Trust      35,000                    10,000            25,000
William Brennen              10,000                    10,000
Pamela Buckley               10,000                    10,000
F.J. Burroughs               14,000                    14,000
Joyce Marshall                5,000                    5,000

William McBeath              50,000                    50,000
Charles Merlis               20,000                    20,000
Marvin Oishi                 10,000                    10,000
Johnny Smith                 10,000                    10,000
Thomas Snelgowski            20,000                    20,000
Catherine Mead                1,000                    1,000
John Cassara                 15,000     10,000         25,000
Richard Glasgow              20,000     20,000         40,000
Albert Milstein              35,112                    13,551            21,561
Melvin Liener                15,625                    15,625
Darren Marks                 15,625                    15,625
Jim Caprio                   15,625                    15,625
Don Marks                    15,625                    15,625
Moviebar Co.                 260,750                   50,000           210,750
Jack Levit                   275,000                   50,000           225,000
Fernando DeMarquet           10,000                    10,000              --
Yetta Levit                  17,000                    17,000
Howard Lefkowitz                        1,125          1,125               --
Gerald Mendelovitz                      375             375                --
Marcus G. Bebee                         3,125          3,125               --
Peter E. Robbins                        3,125          3,125               --
Herman and                                                                 --
Marlena Goldblatt                       1562.50       1562.50
Gabriel Herman                2,250     1562.50       1562.50            2,250
Jeff Kontir                             1562.50       1562.50              --
Thomas
Oelschliger                   8,594     1562.50       1562.50            8,594
Max Strauss                   9,344     1562.50       1562.50            9,344
David Welch                             3,125          3,125               --
Keith Cooper                 18,125     1,875          1,875             18,125
Bernard Etra                            750             750                --
Allen Franco                            750             750                --
George Frost                            1,875          1,875               --
Peter Joseph                 36,250     3,750          3,750             36,250
Richard Kandel                 817      1,875          1,875              817
Kandal & Son, Inc.P.S.P.
                               817      1,875          1,875              817
Werteim  &  Co.Retirement                                                  --
Plan,FBO RonaldLeibman

                                        1,875          1,875
Wayne Katz                              750             750                --
Ronald Liebmann                         63,125         63,125              --
David McCooey                           3,750          3,750               --
Albert Milstein                         1,875          1,875               --

Robert Rosenberg             17,043     1,875          1,875             17,043
Leonard Schoen                          3,750          3,750               --
James  Simanton,Revocable               7,500          7,500               --
Trust
Thomas, Thomas,Armstrong &              3,000          3,000               --
Niesen Retirement
Plan, FBO Charles
E. Thomas Jr
SRK Associates                          1,875          1,875               --

Dennis Wallach                          1,125          1,125               --
Dr. Lennart C.                          2,025          2,025               --
Belok
Dr. Lennart C.                          1,275          1,275               --
Belok MD PC
Sidney, Bors                            1,875          1,875               --
Jean Cheng                              3,750          3,750               --
                                                                           --
Leon Ladd                               50,000         50,000              --
Investor
RelationsInternational       12,500     12,500         25,000              --
Don McKeown                               6,250         6,250              --
S. Socrates                               6,250         6,250              --
Michael Carey                 4,510        450
                                                450                4,510
Baritex, Inc.                50,000                    50,000              --
Small Business               50,000                    50,000              --
   Brokers, Inc.
Luge Financial               50,000                    50,000              --
   Corporation
E.B. Lyon IRA                37,500                    37,500
SRG & Associates             12,500                    12,500

Instacall -
Robert Herbol                300,000                  100,000         200,000
Texas CapitalSecurities, Inc. 25,000      12,500       37,500
Harbor Financial, Inc.                    29,250 (2)   29,250 (2)
Thomas Renna                               8,250 (3)    8,250 (3)
1st Discount Brokerage, Inc.              25,000       25,000
SMP Financial Consultants                 50,000       50,000
RJJ Capital Consultants                  170,000      170,000

(1) Amount represents less than 10% of the Company's common stock, except for William Solfisburg, who will own 4.2% of the Company's common stock after this offering.

(2) Texas Capital Securities, Inc. assigned 29,250 of its Warrants to this person.

(3) Texas Capital Securities, Inc. assigned 8,250 of its Warrants to this person.

         Manner of Sale. The shares of Common Stock owned, or which may be acquired, by the Selling Shareholders may be offered and sold by means of this Prospectus from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;
(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated.

         The Selling Shareholders and any broker/dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholders and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

         The Company has advised the Selling Shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the Prospectus delivery requirements under the Securities Act of 1933. The Company has also advised each Selling Shareholder that in the event of a "distribution" of the shares owned by the Selling
Shareholder, such Selling Shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". The Company has also advised the Selling Shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the Common Stock in connection with this offering.

         Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. If Rule 102 applies to the offer and sale of any of the Shares, then participating broker/dealers will be obligated to cease market-making activities nine business days prior to their participation in the offer and sale of such Shares and may not recommence market-making activities until their participation in the distribution has been completed. If Rule 102 applies to one or more of the principal market-makers in the Company's Common Stock, the market price of such stock could be adversely affected.

                          DESCRIPTION OF SECURITIES

Common Stock

         The Company is authorized to issue 40,000,000 shares of Common Stock, (the "Common Stock"). Holders of Common Stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors.

         Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

         Holders of Common Stock do not have preemptive rights to subscribe to additional shares if issued by the Company. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable and all of the shares of Common Stock offered as a component of the Units will be, upon issuance, fully paid and non-assessable.

Preferred Stock

         The Company is authorized to issue up to 300,000 shares of Preferred Stock. The Company's Articles of Incorporation provide that the Board of Directors has the authority to divide the Preferred Stock into series and, within the limitations provided by Delaware statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As the Board of Directors has authority to establish the terms of, and to issue, the Preferred Stock without shareholder approval, the Preferred Stock could be issued to defend against any attempted takeover of the Company.

         In April 1995, the Company's directors established the Company's Series A Preferred Stock and authorized the issuance of up to 50,000 shares of Series A Preferred Stock as part of this series. Each share of Series A Preferred Stock is entitled to a dividend at the rate of $1.60 per share when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends. Dividends not declared by the Board of Directors do not cumulate. Upon any liquidation or dissolution of the Company, each outstanding share of Series A Preferred Stock is entitled to distribution of $20 per share prior to any distribution to the holders of the Company's Common Stock. Each share of Series A Preferred Stock is entitled to one vote per share and at any time after July 1, 1999 is convertible into 0.2 of a share of the Company's Common Stock. Subsequent to the establishment of the Series A Preferred Stock, the Company issued 25,250 shares of Series A Preferred Stock to eight persons in consideration for the termination of their franchises with the Company.

         In March 1996, the Company's directors established the Company's Series B Preferred Stock and authorized the issuance of up to 100,000 shares of Series B Preferred Stock as part of this series. Each share of Series B Preferred Stock is entitled to a dividend at the rate of $0.15 per share when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends. Dividends not declared by the Board of Directors do not cumulate. Upon any liquidation or dissolution of the Company, each outstanding share of Series B Preferred Stock is entitled to distribution of $1.00 per share prior to any distribution to the holders of the Company's Common Stock. Each share of Series B Preferred Stock is entitled to one vote per share and is convertible into 0.25 of a share of the Company's Common Stock. In March 1996 the Company issued 25,000 shares of its Series B Preferred Stock to Melvin Leiner, Donald Marks, James Caprio and Darren Marks (100,000 shares in total) as repayment of loans, each in the amount of $25,000, made by such persons to the Company.

                                Transfer Agent

         Corporate Stock Transfer, Inc., of Denver, Colorado, is the transfer agent for the Company's Common Stock.

                                   EXPERTS

         The consolidated balance sheet of the Company as of June 30, l998 and the Statements of Operations, Shareholders' Equity and Cash Flows for the two years then ended have been included herein in reliance on the report of Ehrhardt Keefe Steiner & Hottman P.C., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LITIGATION

         The Company's California franchisee has demanded that the Company purchase this franchise, as well as the franchisee's ACDC units, for approximately $1,000,000. The Company is currently negotiating the terms of this acquisition with the franchisee. If the Company and the franchisee cannot reach an agreement as to the acquisition of the franchise, the franchisee has indicated that it intends to file suit against the Company for breach of the franchise agreement. As of June 30, 1998 the Company had a liability of $724,000 for franchise and equipment deposits paid by this franchisee to the Company.

       Other than the foregoing, there are no legal proceedings to which the Company is a party or to which its properties are subject, other than routine litigation incident to the Company's business which is covered by insurance or which would not have a material adverse effect on the Company.

                               INDEMNIFICATION

         The Delaware General Corporation Law authorize indemnification of a director, officer, employee or agent of the Company against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of the Company who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Table of Contents


                                                                         Page

Independent Auditors' Report.............................................F - 1

Financial Statements

   Consolidated Balance Sheet............................................F - 2

   Consolidated Statements of Operations.................................F - 3

   Consolidated Statements of Stockholders' Equity.......................F - 4

   Consolidated Statements of Cash Flows.................................F - 5

Notes to Consolidated Financial Statements...............................F - 6

                           INDEPENDENT AUDITORS' REPORT



Board of Directors and Stockholders
SIMS Communications, Inc. and Subsidiaries
Irvine, California


We have audited the accompanying consolidated balance sheet of SIMS Communications, Inc. and Subsidiaries as of June 30, 1998 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended June 30, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SIMS Communications, Inc. and Subsidiaries as of June 30, 1998 and the results of their operations and cash flows for the years ended June 30, 1998 and 1997 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations which raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                           Ehrhardt Keefe Steiner & Hottman PC
September 15, 1998
Denver, Colorado

                    SIMS COMMUNICATIONS, INC. AND SUBSIDIARIES


                See notes to consolidated financial statements.


                            Consolidated Balance Sheet
                                   June 30, 1998

                                        Assets
Current assets
   Cash and cash equivalents (Note 7)                               $  263,878
   Accounts receivables, less allowance for doubtful
    accounts of $27,584                                                128,984
   Inventories                                                         452,473
   Prepaid expenses                                                     92,667
   Notes receivable, current portion (Notes 5 and 10)                  150,000
                                                                    ----------
         Total current assets                                        1,088,002

Property and equipment (Note 4)                                      2,589,447
                                                                    ----------
Other assets
   Notes receivable less allowance of $400,902                         445,360
(Notes 5 and 10)
   Patents, net of accumulated amortization of                         401,121
$115,624
   Goodwill (Note 3)                                                   952,069
   Other                                                               126,752
                                                                    ----------
         Total other assets                                          1,925,302
                                                                    ----------
Total assets                                                        $5,602,751
                                                                    ==========
                         Liabilities and Stockholders' Equity
Current liabilities
   Accounts payable                                                 $  543,058
   Accrued expenses                                                    599,770
   Bank line of credit (Note 7)                                        250,000
   Franchise deposits                                                  827,661
   Current maturities of long-term debt (Note 8)                       547,794
   Current obligations under capital lease (Note 8)                     16,732
                                                                      ---------
         Total current liabilities                                   2,785,015

Long-term liabilities
   Long-term debt (Note 8)                                             500,853
   Obligations under capital lease (Note 8)                             86,674
                                                                     ----------
         Total long-term liabilities                                   587,527
                                                                     ----------
Total liabilities                                                    3,372,542
                                                                     ----------
Commitments and contingencies (Notes 5 and 16)

Stockholders'  equity (Notes 11, 12 and 13) Preferred stock,  Series A, B and C,
   $.001 par
    value, 300,000 shares authorized - 50,000 (A),
    100,000 (B), 500 (C) and 149,500 (Undesignated),
    125,250 shares issued and outstanding                                   125
    (liquidation preference of $605,000)
   Common stock $.0001 par value 40,000,000 shares
    authorized, 7,959,033 issued and outstanding                            796
   Additional paid in capital                                        22,646,232
   Accumulated deficit                                              (20,416,944)
                                                                     -----------
         Total stockholders' equity                                   2,230,209
                                                                      ----------
Total liabilities and stockholders' equity                           $5,602,751
                                                                      =========

                       Consolidated Statements of Operations
                                                            Year Ended June 30,
                                                          1998            1997
Revenue (Note 15)
   Telecommunications                               $   446,524      $ 2,923,532
   Financial processing                                 147,533               -
   Automated Movie Rentals                              371,416               -
   Medical transaction processing                        15,478               -
                                                       --------       ----------
        Total revenue                                   980,951        2,923,532
                                                       --------       ----------
Cost of goods sold                                      523,479        1,608,572
                                                       --------       ----------
Gross profit                                            457,472        1,314,960
                                                       --------       ----------
Operating expenses
   General and administrative                         2,718,064        1,774,162
   Depreciation and amortization                        474,372          247,990
   Selling expenses                                   1,058,252        1,128,395
   Equity based compensation                          1,687,422        1,431,741
   Loss on termination of licensing and equipment
   agreement (Note 6)                                   764,000               -
   Research and development                              32,760           34,686
   Litigation settlement (Note 16)                      444,300               -
                                                       --------       ----------
        Total expenses                                7,179,170        4,616,974
                                                       --------       ----------
Operating loss                                      (6,721,698)      (3,302,014)

Other income (expense)
   Interest expense                                   (158,263)         (71,537)
   Interest income                                       28,424          30,924
   Loss on write down of investment (Note 6)            (200,000)              -
   Other                                                   5,526               -
                                                       ---------      ----------
                                                      (324,313)         (40,613)
                                                       ---------      ----------
Loss from continuing operations before income taxes  7,046,011)      (3,342,627)

Income tax benefit (Note 9)                                  -                -
                                                       ---------      ----------
Net loss from continuing operations                 (7,046,011)      (3,342,627)
                                                       ---------      ----------
Net (loss) income from discontinued  operations    $   (63,737)     $   553,731
(Note 18)                                              =========      ==========

Net loss                                            (7,109,748)     $(2,788,896)
                                                    ==========      ===========
Basic  and  diluted  loss per share  from  continuing $  (1.78)     $     (2.00)
operations                                          ===========     ============
Basic and diluted (loss) earnings per share from
 discontinued operations (Note 18)                 $      (.01)     $       .33
                                                       ========     ============
Basic and diluted net loss per share               $     (1.79)     $     (1.67)
                                                  =============     ============
Weighted average common shares  outstanding
(Notes 12  and 13)                                    3,961,389        1,666,823
                                                    ===========     ============

                         SIMS COMMUNICATIONS, INC. AND SUBSIDIARIES


                      See notes to consolidated financial statements.

                                           F - 5
                          Consolidated Statements of Stockholders' Equity
                             Years Ended June 30, 1998 and 1997

                                   Subscribed Preferred Stock        Preferred Stock              Preferred Stock
                                    Subscribed                          Series A                       Series B
                                   Additional
                                    Number of                       Number of                    Number of
                                    Shares           Amount         Shares        Amount           Shares     Amount


Balance - June 30, 1996                125,250   $ 365,000              -       $      -              -    $      -

Issuance of common  stock issued
for  investments  (Notes 6                 -           -                -              -              -           -
Issuance of common stock fo
 services (Note 12)                        -           -                -              -              -           -

Issuance of common  stock for cash
  (ranging  from $2.00 to
 $2.80 per share),  net of $198,160
in offering costs (Note                    -           -                -               -             -           -
 12)

Issuance of common stock upon
  conversion  of notes payable
 (ranging from $2.00 to $2.80 per
 share) (Note 12)                          -           -                -               -             -           -

Imputed  value  of stock  options
 granted  for  consulting                  -           -                -               -             -           -

Subscribed preferred stock issued       (125,250)   (365,000)        25,250            25         100,000        100

Net loss                                  -           -                -                -            -            -

Balance June 30, 1997                     -           -              25,250            25         100,000        100

Issuance of common stock in
 connection  with  acquisitions           -           -                 -               -           -             -
(Notes 3 and 12)

Issuance  of common  stock for cash
 (ranging  from $.80 to
 $1.00) net offering costs of
$633,421 (Note 12)                        -           -                 -               -           -             -

Issuance of common stock for
  conversion  of notes  payable
 to investors in  connection  with
 a Regulation S offering,                 -           -                 -                -           -           -
 net of expenses of $162,956
(Note 12)

Issuance of common stock in
exchange for services (Note 12)           -           -                 -                -           -           -

Unearned compensation expense
(Note 12)                                 -           -                 -                -           -           -

Issuance of common stock upon
conversion  of notes payable              -           -                 -                -           -           -
and interest (Note 12)

Issuance of common stock upon
 conversion of former officer
 notes payable and accrued
salaries (Note 12)                        -           -                 -                -           -           -

Issuance  of common  stock in
  connection  with  litigation            -           -                 -                -           -           -
settlement (Notes 12 and 16)

Imputed  value of  stock  option
 grants  in  exchange  for
 consulting and other services
 (Note 12)                                 -           -                -                 -           -           -

Net loss                                   -           -                -                 -           -           -
                                        -------     --------          --------         --------    -------      ------
Balance - June 30, 1998                    -       $   -              25,250         $   25       100,000      $ 100
                                        =======   ==========          =======        ==========   ========     =======



                          Consolidated Statements of Stockholders' Equity
                             Years Ended June 30, 1998 and 1997


                                                          Number of                   Paid-in          Accumulated
                                                            Shares      Amount         Capital            Deficit         Total


Balance - June 30, 1996                                   1,007,477   $     101      $11,061,037         $(10,518,300)    $907,838

Issuance   of   common    stock   issued   for              268,539          27          799,973               -           800,000
investments (Notes 6 and 12)

Issuance of common  stock for  services  (Note              223,125          22          927,956               -           927,978
12)

Issuance  of common  stock  for cash  (ranging
 from $2.00 to $2.80                                        573,143          57        1,176,583               -         1,176,640
 per  share),  net  of  $198,160  in  offering
 costs (Note 12)

Issuance of common  stock upon  conversion  of
 notes payable                                               48,215           5          124,995               -          125,000
 (ranging  from  $2.00  to  $2.80  per  share)
 (Note 12)

Imputed  value of stock  options  granted  for                    -           -          679,264               -         679,264
consulting services and
 interest (Note 12)

Subscribed preferred stock issued                                 -           -           364,875              -           -

Net loss                                                          -           -              -           (2,788,896)   (2,788,896)
                                                            --------        ----         ---------       -----------   -----------
Balance June 30, 1997                                      2,120,499         212       15,134,683       (13,307,196     1,827,824

Issuance of common  stock in  connection  with               692,350          69        1,327,691              -        1,327,760
acquisitions (Notes 3
 and 12)

Issuance  of common  stock  for cash  (ranging
 from $.80 to $1.00)                                       2,246,500         225        1,475,855              -        1,476,080
 net offering costs of $633,421 (Note 12)

Issuance  of common  stock for  conversion  of
 notes payable to                                            846,827          85          936,959              -          937,044
 investors in  connection  with a Regulation S
 offering, net of
expenses of $162,956 (Note 12)

Issuance  of  common  stock  in  exchange  for             1,015,749         102        1,696,134              -        1,696,236
services (Note 12)

Unearned compensation expense (Note 12)                          -           -          (136,475)              -        (136,475)

Issuance of common  stock upon  conversion  of               506,791          50         707,039               -         707,089
notes payable and
interest (Note 12)

Issuance of common  stock upon  conversion  of
 former officer notes                                        230,317          23         419,174               -         419,197
 payable and accrued salaries (Note 12)

Issuance of common  stock in  connection  with               300,000          30         309,270               -         309,300
litigation settlement
(Notes 12 and 16)

Imputed   value  of  stock  option  grants  in
 exchange for consulting                                        -             -          775,902               -         775,902
 and other services (Note 12)

Net loss                                                        -             -             -             (7,109,748)  7,109,748)
                                                            ---------       ----      -----------         -----------   ---------
Balance - June 30, 1998                                    7,959,033   $     796      $22,646,232       $(20,416,944) $2,230,209
                                                            =========       =====     ===========        ============ ===========

                           Consolidated Statements of Cash Flows

                                                           Year Ended June 30,

                                                         1998             1997
Cash flows from operating activities
   Net loss                                         $(7,109,748)    $(2,788,896)
   Adjustments to reconcile net loss to net cash    -----------      ----------
    used in operating activities
     Depreciation                                      400,552         206,186
     Amortization                                       73,820          41,804
     Imputed value of options granted for services     127,661         503,763
      and interest
     Sales settled by receipt of notes receivable          -         (430,000)
     Impairment of investment                           200,000              -
     Termination of licensing and equipment agreement   764,000              -
     Provision for uncollectible notes receivable       400,902              -
     Officer salaries converted to equity               419,197              -
     Sales settled by receipt of investments                 -       (1,310,000)
     Stock issued for services and in connection
      with litigation settlement                      1,869,061         927,978
     Changes in assets and liabilities
       Accounts and other receivables                   167,832         116,737
       Inventories                                       51,574         662,655
       Prepaid expenses                                 113,193          28,545
       Accounts payable                                (147,349)        104,909
       Accrued expenses                                (103,339)         (5,002)
       Franchise deposits and customer deposits         (11,493)         88,391
                                                      ----------      ----------
                                                      4,325,611         935,966
                                                      ----------      ----------
         Net cash used in operating activities       (2,784,137)     (1,852,930)
                                                      ----------      ----------
Cash flows from investing activities
   (Advances) repayments on notes receivable, net       (54,372)          7,110
   Acquisition costs paid, net of cash acquired        (424,095)             -
   Capital expenditures                                 (34,122)        (13,522)
   Change in other assets                                62,664         (24,855)
                                                        -------         --------
         Net cash used in investing activities         (449,925)        (31,267)
                                                       ---------        --------
Cash flows from financing activities
   Proceeds from issuance of long-term debt             805,459         797,500
   (Payments on) proceeds from officer advances         (65,809)         50,209
   Payments under capital lease obligation              (10,200)         (7,565)
   Proceeds from issuance of common stock, net         2,820,781       1,176,640
   Payments on long-term debt                          (348,191)       (159,229)
                                                       ---------       ---------
         Net cash provided by financing activities     3,202,040       1,857,555
                                                       ---------       ---------
Net decrease in cash                                    (32,022)        (26,642)

Cash and cash equivalents at beginning of year          295,900         322,542
                                                        -------         --------
Cash and cash equivalents at end of year             $  263,878      $  295,900
                                                       ========         =======
Supplemental disclosure of cash flows information
     Cash paid during the year for interest was $169,345 (1998) and $70,710 (1997).
Non-cash investing and financing activities (Note 17)

                         SIMS COMMUNICATIONS, INC. AND SUBSIDIARIES

                         Notes to Consolidated Financial Statements


                                           F - 31

Note 1 - Organization and Significant Accounting Policies

Organization

Sims Communications, Inc. and Subsidiaries was incorporated in the state of Delaware on August 15, 1991. The Company was initially formed as a communication equipment company and had expanded its focus to include telecommunications and cellular and prepaid telephone activities. Currently, the Company provides low cost, turnkey point-of-sale (POS) transaction automation solutions to retailers and pharmacies. These solutions include a comprehensive network of transaction processing applications using its patented, intelligent DebitLink POS terminal with custom software. Functions include processing on-line credit card and medical reimbursement approvals, processing automated home medical equipment product orders and payments, processing credit card and ATM charges and payments, cash-backs, activating prepaid phone cards, obtaining prepaid cellular phone service, securing check guarantees and authorizations and tracking customer affinity programs. Additionally, the Company rents videocassettes and cellular phones through automated dispensing units.

Principles of Consolidation

The consolidated financial statements include the accounts of SIMS COMMUNICATIONS, Inc. and its wholly owned subsidiaries SIMS Franchise Group Inc., Cellex Communications Inc. (Note 18), SIMS Communications International, Inc., Link International Technologies, Inc. and its wholly owned subsidiaries New View Technologies, Inc., Link Dispensing Systems, Inc., and Southeast Phone Card, Inc.; additionally, the consolidated financial statements include the accounts of One Medical Service, Inc., Moviebar Company USA, Inc., and Vector Vision, Inc. since their respective date of acquisition (Note 3). All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that such estimates have been based on reasonable assumptions and that such estimates are adequate, however, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Inventories

Inventories consist primarily of automated video dispensing units, video cassette players, movie video cassettes, debitlink data transmission units and other associated miscellaneous parts and equipment and are recorded at the lower of cost or market determined by the first-in, first-out method.

Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives (5 to 7 years), utilizing the straight-line method. Expenditures for maintenance and repairs are charged to expense as incurred.

Organization Costs

Organization costs have been capitalized and are being amortized using the straight-line method over a five year period.

Net loss Per Common Share

Net loss per common share is based upon the weighted average number of common shares outstanding during each of the respective periods. Common shares issuable upon the exercise of convertible notes and common stock options and warrants are excluded from the weighted average number of shares since their effect is anti-dilutive.

Advertising

Advertising costs are expensed as incurred.

Goodwill

The excess of the cost of the net tangible and identifiable intangible assets of acquired businesses is stated at cost and will be amortized over seven years.

Patents

Patent costs are those costs related to filing for patents and the cost allocated to the patents based upon business acquisitions. These costs are amortized on a straight-line basis over the estimated useful live of seven years.

Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash and cash equivalents, receivables, accounts payable, and accrued expenses approximated fair value as of June 30, 1998 because of the relatively short maturity of these instruments.

The carrying amounts of debt issued approximate fair value because interest rates on these instruments approximate market interest rates and a significant portion are classified as current maturities.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Impairment of Long-Lived Assets

The Company  follows the Statement of Financial  Accounting  Standards (SFAS No.
121) "Accounting for the Impairment of Long-Lived Assets." Under the provisions of this statement, the Company has evaluated its long-lived assets for financial impairment and will continue to evaluate them as events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable.

The Company evaluates the recoverability of long-lived assets not held for sale by measuring the carrying amount of the assets against the estimated undiscounted cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values.

Revenue Recognition

Telecommunications revenue is recognized upon the sale and delivery of equipment upon activation of a customers cellular account, upon the completion of a customer phone rental and upon delivery of prepaid calling cards. Automated movie rental revenues are recognized at the time of rental and upon delivery of prepaid calling cards. Financial and medical transaction processing revenues are recognized at the time of transaction.

Research and Development

Research and development costs consist primarily of costs related to the conceptual formation, design, tooling and development of prototypes and are expensed as incurred.

Concentration of Credit Risks

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of temporary cash investments and receivables. The Company places its cash investments with high credit quality financial institutions and, by policy limits the amount of credit exposure to any one institution. The Company grants credit to hotels that the Company has placed automated movie rental units in. The Company periodically performs credit analysis and monitors the financial condition of its clients in order to minimize credit risk. Additionally, the Company attempts to limit its note receivable credit risk by maintaining sufficient collateral.

Reclassifications

Certain   accounts  in  the  June  30,  1997  financial   statements  have  been
reclassified to conform to the June 30, 1998 presentation.

Note 2 - Continued Operations

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. During the year ended June 30, 1998, the Company continued to suffer recurring losses from operations in excess of $7,100,000, resulting in an accumulated deficit of approximately $20,400,000. However, in July 1998, the Company raised approximately $1,170,000 in a private placement offering and is continuing to look for additional equity capital. Additionally, the Company is in the process of negotiating the sale or placement of a significant number of the point-of-sale transaction automation processing units with retailers and pharmacies located throughout California, Florida and New York. As of September 15, 1998, the Company has placed or sold approximately 600 of these units. The Company also plans to place a significant number of rental cellular telephone dispensing units into hotels where the Company currently has the automated videocassette dispensing units. There can be no assurances that the Company will be successful in obtaining additional equity financing or be able to generate significant profits from the operations described above. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 - Acquisitions

Moviebar Company USA, Inc. and Vector Vision, Inc.

In January 1998, the Company purchased the net assets of Moviebar Company USA, Inc. and all of the outstanding stock of Vector Vision, Inc., valued at $1,126,714 in exchange for 550,000 shares of the Company's common stock. Additionally, the Company issued options to purchase 25,000 shares of the Company's common stock at $ 2.20 per share (Notes 11 and 12). The acquired Companies rent motion picture video cassettes through automated dispensing units that are located in hotels throughout the United States. The acquisition was accounted for under the purchase method of accounting.

The aggregate purchase price has been allocated to the net assets purchased based on the fair market values at the date of acquisition, as follows:

      Cash                                                $   6,518
      Accounts receivable                                    90,928
      Inventory                                              24,500
      Property and equipment                              1,127,768
      Accounts payable                                     (123,000)

                                                          $1,126,714

The common stock issued in connection with the acquisition was recorded at the market value of the stock at the date of the acquisition of $2.00 per share.

No pro forma statements of operations are presented as the effect would not be material to the Company's operations.

One Medical Services, Inc.

In June 1998, the Company purchased all of the outstanding stock of One Medical Services, Inc., ("One Medical") valued at $1,067,398 in exchange for 142,350 shares of the Company's common stock and additional consideration detailed below. Additionally, the Company issued options to purchase 187,000 shares of the Company's common stock at $ 2.00 per share (Notes 11 and 12). The Company has also agreed to issue to the former owners of One Medical up to 1,485,000 additional shares of common stock depending on the future operating results of One Medical. One Medical, has developed, in conjunction with the Company, a communications and transaction platform which allows pharmacies, insurance companies, medical providers and suppliers to process transactions through a Debit Link terminal for such items as ordering, medical reimbursement approval and payment. The acquisition was accounted for under the purchase method of accounting.

The aggregate purchase price has been allocated to the net assets purchased based on the fair market values at the date of acquisition, as follows:

      Cash                                               $   13,047
      Fixed Assets                                            2,282
      Contract Values                                       100,000
      Goodwill                                              952,069

                                                         $1,067,398

      Acquisition costs                                  $  443,660
      Promissory note assumed                               182,108
      Fair value of common stock and options issued         441,630

                                                         $1,067,398

The common stock issued in connection was recorded at the market value of the stock at the date of the acquisition of $1.60 per share.

No pro forma statements of operations are presented as the effect would not be material to the Company's operations.

Note 4 - Property and Equipment

Property and equipment consist of the following:
                                                           June 30,
                                                             1998
Property and equipment
   Vehicles                                              $   20,608
   Furniture and fixtures                                   107,209
   Machinery and equipment                                3,350,437
   Software                                                  52,000
   Less accumulated depreciation                           (940,807)

                                                         $2,589,447

Note 5 - Notes Receivable

The Company made advances to and entered into a joint venture agreement with Commonwealth Group International, Inc. and Frederick C. Sayle. The $150,000 note receivable bears interest at a rate of 10% per annum, with principal and interest payable by February 1, 1998. Additionally, the Company is entitled to 16.7% of the gross revenues from agreements with Commonwealth Group International, Inc. which include cable television and cellular communications licenses owned by CGI-UKRAINE Ltd and ASWEST, Commonwealth Group International, Inc. joint venture partners.

As of June 30, 1997, the Company had sold equipment to a customer for a total sales price of $664,000. During the year ended June 30, 1997, a company was contracted to provide services necessary to get the units operational, but failed to perform. As such, all amounts due related to the sales have been extended. The total amount of $664,000 is payable under the terms of a note receivable which bears interest at 8.5%. Principal and interest is payable commencing by December 31, 1997 in equal monthly installments of approximately $14,000 through November 30, 2002. No payments have been received as of June 30, 1998. Accordingly, the Company has impaired the outstanding balance to $289,020, which represents the value of the underlying assets, by recording a reserve of $374,980.

Note 6 - Investments

Smartphone

During the year ended June 30, 1997, the Company acquired a 10% minority interest in Smartphone, Inc. (a company that sells prepaid cellular air time) from certain former officers and former directors of the Company at their original cost basis of $200,000. This was effected by the issuance of 100,000 shares of common stock which were valued at $2.00 a share. As of June 30, 1998, in accordance with the company's policy of accounting for impairment of long-lived assets, the entire $200,000 has been impaired.

Cancall

During the year ended June 30, 1997, the Company sold 30 rental cellular telephone dispensing units and 100 telephone debit card dispensers for $810,000 as well as entering into a licensing agreement for $500,000 with Cancall Cellular Communications, Inc., (Cancall) for a total price of $1,310,000. The licensing agreement entitles Cancall the right to market, distribute and operate the Company's products and trademarks on an exclusive basis within the territories of Canada and Europe and on a non-exclusive basis within the territories of the United States and Asia. The exclusive license within the European territory is subject to certain minimum purchase commitments the must be met by Cancall over a two year period. In consideration for the above transaction, the Company received 1,807,800 shares of Cancall's Class A $ 1.00 par value preferred stock. The preferred stock can be converted into 3,013,000 shares of Cancall's common stock at a rate of $.60(Canadian) per share after a one year mandatory holding period. The transaction was valued at the cost of the underlying goods sold.

During the year ended June 30, 1998, the Company terminated the licensing and equipment agreement and the equipment was returned to the Company, the preferred stock was returned to Cancall and a loss provision for $764,000 was provided.

Note 7 - Bank Line of Credit

The Company maintains a secured revolving line of credit with a bank for up to $250,000. The balance at June 30, 1998 was approximately $250,000. The line-of-credit is secured by a restricted certificate of deposit with a balance at June 30, 1998 of approximately $250,000. The line-of-credit bears interest at 5.77% payable monthly. The line-of-credit expires June 5, 1999.

Note 8 - Notes Payable and Capital Leases
                                                                       June 30,
                                                                         1998
Promissory note payable at 10% interest payable monthly
 commencing September 15,  1995. Balance of principal is
payable in full by September, 1999. As additional
 consideration,  the Company  agrees to pay the note
 holder 13.0% of all profits  received through the
Company's agreements with Commonwealth
 Group International, Inc. (Note 5).                                $  310,348

8.0%  convertible  notes  payable -  individuals,  interest
 payable  quarterly,  principal  due at maturity  dates
 ranging  from August 1997 to May 1998.  Debt  includes
 conversion to common stock feature with conversion rates
ranging from  $1.25 to $2.50 per share. Additionally,
 each note holder  was  issued  options  to  purchase
   shares  of  the Company's stock (Note 12                            325,000
 )

Note payable - corporation, bearing interest at bank prime
plus 1% (9.5% at June  30, 1998), principal
 payments  of  $5,000  plus   interest   due  monthly                   20,000
 through September 1998.

                                                                       June 30,
                                                                         1998
Non interest  bearing note payable -  individual,
 principal  payable in monthly
 installments of $1,500
 through June 2000.                                                     45,000

Note  payable  -  bank,   bearing  interest  at  11%,
 principal   and   interest    payable   in   monthly
 installments   of  $541   through   June  14,  1998.                    1,191
 Collateralized by equipment.

Note payable -  corporation,  bearing  interest at 12%,
 monthly  principal  and  interest  payments of $2,500,
  due August 2001.  Debt  includes  conversion  to
 common stock feature that provides for conversion at any
 time while the note is  outstanding at a conversion price
 based on the previous five day  average.  Collateralized
 by  substantially  all the company's assets.                          182,108


Note payable - individuals,  bearing interest at 10%,
 principal and interest due  in full on September 20,
 1998. Debt includes conversion agreement that provides
 for conversion into the Company's common  stock at $1.00
per share  from  September  13,  1998 until maturity.                  100,000


Note payable - individual,  principal and interest due in
 full July 1998, 10% of  principal balance
 borrowed interest charge.                                              65,000
                                                                     1,048,647
Less current maturities                                               (547,794)

Total                                                                $ 500,853

Principal payment on notes payable subsequent to June 30, 1998 are as follows:

            Year Ending June 30,

                   1999                                  $  547,794
                   2000                                     335,359
                   2001                                      10,718
                   2002                                     154,776

                                                         $1,048,647

Capital Leases

The Company leases various office equipment which is accounted for as capitalized leases. The following is a schedule of future minimum capital lease payments together with the net present value of the minimum lease obligation as of June 30, 1998.

        Year Ending June 30,

              1999                                         $ 33,295
              2000                                           33,295
              2001                                           33,295
              2002                                           32,197
              2003                                           19,250
                                                            -------
              Total                                         151,332
              Less interest                                 (47,926)
                                                            --------
                                                            103,406
              Less current portion                          (16,732)
                                                            --------
                                                           $ 86,674
                                                            ========
The assets recorded under capital leases are as follows:

        Furniture, fixtures and equipment                  $105,531
        Less accumulated amortization                       (24,900)
                                                            ---------
                                                           $ 80,631
                                                            =========
Amortization expense for equipment under capital lease was $14,679 and $2,271 for the years ended June 30, 1998 and 1997, respectively.

Note 9 - Income Taxes

Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

The principal temporary differences that will result in deferred tax assets and liabilities are certain expenses and losses accrued for financial reporting purposes not deductible for tax purposes until paid, depreciation for tax purposes in excess of depreciation for financial reporting purposes and the deferral of franchise costs and franchise sales revenues for financial reporting purposes which are recognized for tax purposes in the period paid. The effect of the differences outlined above generated a long-term deferred tax asset that is fully impaired because of a lack of profitable operating history. The fully impaired asset, computed at a 34 percent tax rate at June 30, 1998 was approximately $6,500,000. Accordingly, there is no net deferred tax asset reflected in the accompanying consolidated financial statements.

The differences between the federal income tax rate and the effective income tax rate as reflected in the accompanying statements of operations are:

                                                                Year Ended
                                                                 June 30,
                                                          1998           1997

Statutory federal income tax rate (benefit)              (34.0)%         (34.0)%
Valuation allowance for net operating loss                34.0            34.0

Effective tax rate (benefit)                                - %             - %
                                                         =======         =======
The deferred tax asset consists of the following:
                                                                      June 30,
                                                                        1998

      Total long-term deferred tax asset                            $6,500,000
      Valuation allowance                                           (6,500,000)

                                                                    $       -
                                                                    ===========
At June 30, 1998, the Company has approximately $19,000,000 of net operating loss carryforwards for income tax reporting purposes which expire in 2007 through 2013. During 1995 and 1998, there were transactions involving changes in ownership which could restrict the utilization of net operating loss carryforwards in the future.

Note 10 - Related Party

Sales

As of June 30, 1997, the Company sold equipment and other technology to Lonestar, Inc., an entity owned entirely by former officers of the Company. The sales price was $500,000 and was used to satisfy $365,000 of former officer advances payable and created a $135,000 note receivable. The note receivable bears interest at 8.25% and is payable in equal monthly installments of principal and interest of approximately $2,750 commencing April 1997 through March 2002. As of June 30, 1998, the outstanding balance was $96,340 net of an allowance of $30,000.

During the fiscal year ended June 30, 1997, former officers sold telephone debit card dispensers to the Company for a sales price of $30,600 which was recorded as officer advances payable.

During the fiscal year ended June 30, 1997, the Company purchased a 10% interest in Smartphone, Inc. from former officers of the Company (Note 16).

Officer Advances Payable

During the years ended June 30, 1998 and 1997, former officers advanced amounts to the Company to help fund operations and meet obligations. At June 30, 1998 and 1997, $0 and $65,809, respectively, was outstanding and due on demand to certain former officers and former directors of the Company. During the year ended June 30, 1998, the Company converted to common stock amounts outstanding to these former officers related to advances and accrued salaries. A total of $419,197 was converted to 230,317 shares of common stock.

Note 11 - Stock Option and Bonus Plans

The Company has an Incentive Stock Option Plan, a Non-Qualified Stock Option Plan and a Stock Bonus Plan. A summary description of each Plan follows.

Incentive Stock Option Plan

The Incentive Stock Option Plan authorizes the issuance of up to 1,250,000 shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plan. It became effective on April 15, 1993 and will remain in effect until April 15, 2001 unless terminated earlier by action of the Board. Only officers, directors and key employees of the Company may be granted options pursuant to the Incentive Stock Option Plan.

In order for the stock options to qualify for Incentive Stock Option treatment:

1. The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

2. Options may not be exercised until one year following the date of grant. Options granted to an employee owning more than 10% of the Common Stock of the Company may not be exercisable by its terms after five years from the date of grant.

3. The purchase price per share of Common Stock purchasable under an option is determined by a committee but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning the Company's stock which represents more than 10% of the total combined voting power of all classes of stock).

Non-Qualified Stock Option Plan

The Non-Qualified stock Option Plan authorizes the issuance of up to 3,000,000 shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plan. It became effective April 15, 1993 and will remain in effect until April 15, 2001 unless terminated earlier by the Board of Directors. The Company's employees, directors, officers, consultants or advisors are eligible to be granted options pursuant to this Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer of sale of securities in a capital-raising transaction. The option exercise price is determined by a Committee but cannot be less than the market price of the Company's Common Stock on the date the option is granted.

The following is a summary of options and warrants granted:
                                        Non-Qualified   Options        Exercise
                            Incentive     Stock        Issued Not       Price
                              Stock        Options      Related to       Per
                               Options                    a Plan         Share


Outstanding June 30, 1996       45,000         -            -      $22.00-$26.00
   Options expired                -            -            -             -
   Options exercised              -            -            -             -
   Options granted             692,250       10,000      202,313     4.00-13.00

Outstanding June 30, 1997      737,250       10,000      202,313     4.00-26.00
   Options expired             225,000         -            -             8.00
   Options exercised              -            -            -             -
   Options granted           1,556,500      250,000      676,500      .80-8.00

Outstanding June 30, 1998    2,068,750      260,000      878,813    $ .80-26.00

The Company has the following stock options outstanding as of June 30, 1998:

                                                                 Currently
   Options         Exercise                                     Exercisable
 Outstanding           Price            xpiration Date            Options


     22,500             22.00        September 1999                22,500
     22,500             26.00        September 1999                22,500
    275,000              4.00        December 2006                275,000
    161,000              4.00        December 2001                161,000
     22,500             13.00        September 1999                22,500
      8,750              5.00        December 2006                  8,750
      5,000              5.00        September 1999                 5,000
      5,000              8.00        September 1999                 5,000
     22,500             11.00        September 1999                22,500
     40,000              2.00        December 2001                 40,000
     25,000              5.00        December 2001                 25,000
     25,000              5.00        August 2001                   25,000
     12,500              7.00        December 2001                 12,500
     18,750              4.00        May 2000                      18,750
      9,375             10.00        May 2000                       9,375
     10,938              5.00        May 2000                      10,938

The Company has the following stock options outstanding as of June 30, 1998:
                                                                 Currently
   Options         Exercise                                     Exercisable
 Outstanding           Price       Expiration Date               Options


     38,250              8.00    May 2000-July 2002                 38,250
  1,556,500              1.50    May 2003                        1,556,500
    372,500              2.00    January-June 2002                 372,500
    250,000              5.00    July 2002                         250,000
     16,500              8.00    May 2000                           16,500
    187,500              1.32    January 2002                      187,500
     50,000              1.00    February 2003                      50,000
     25,000               .80    December 2000                      25,000
     25,000              5.00    January 2003                       25,000
    -------              -----                                    --------
  3,207,563       $      2.91                                    3,207,563
  =========              ====                                    =========

The Company accounts for stock based compensation in accordance with Financial Accounting Standards Board Statement No. 123, "Accounting for Stock Based Compensation," ("FAS 123") which encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options and other equity instruments to employees. FAS 123 requires the recognition of expense for such grants, described above, to acquire goods and services from all nonemployees. Additionally, although expense recognition is not mandatory for issuances to employees, FAS 123 requires companies that choose not to adopt the new fair value accounting rules to disclose pro forma net income and earnings per share information using the new method.

The Company has adopted the disclosure-only provisions of FAS 123. Accordingly, no compensation cost has been recognized for the issuances of stock options to employees. For the years ended June 30, 1998 and 1997, employees of the Company were issued options to purchase a total of 1,806,500 and 724,750 shares of the Company's common stock, respectively, at rates ranging from $1.50 to $13 per share expiring from September 1999 to December 2006.

Had compensation cost for the Company's issuances of stock options during the years ended June 30, 1998 and 1997 been determined based on the fair value at the date of grant consistent with the provisions of FAS 123, the Company's 1998 and 1997 net loss and loss per share would have been increased to the pro forma amounts indicated below:
                                                                June 30,
                                                         1998            1997
       Net loss - as reported                       $(7,109,748)    $(2,788,896)
       Net loss - pro forma                         $(9,227,346)    $(6,429,498)
       Net loss per share - as reported             $    (1.79)     $    (1.67)
       Net loss per share - pro forma               $    (2.33)     $    (3.86)

The Company utilizes the Black-Scholes options-pricing model to calculate the fair value of each individual issuance of options or warrants with the following assumptions used for grants during the year ended June 30, 1998; dividends yield of 0.0%; expected average annual volatility of 133.86%; average annual risk-free interest rate of 5.5%; and expected terms averaging 2 years.

Stock Bonus Plan

Up to 1,500,000 shares of Common Stock may be granted under the Stock Bonus Plan. Such shares may consist, in whole or in part, of authorized but unissued shares, or treasury shares. Under the Stock Bonus Plan, the Company's employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company's shares; provided, however, that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. As of June 30, 1998, 749,625 shares of the Company's common stock have been issued under the Stock Bonus Plan.

Note 12 - Stockholders' Equity

Common Stock

The Company is authorized to issue 40,000,000 shares of $.0001 par value Common Stock.

Preferred Stock

The Company is authorized to issue up to 300,000 shares of $.001 par value Preferred Stock. The Board of Directors has the authority to divide the Preferred Stock into series and, within the certain limitations, to set the relevant terms of such series created.

In April 1995, the Company's former directors established the Company's Series A Preferred Stock and authorized the issuance of up to 50,000 shares. Each share of series A Preferred Stock is entitled to a dividend at the rate of $1.60 per share when, as and if declared by the Board of Directors. Dividends not declared do not cumulate. Additionally, each share of Series A Preferred Stock is convertible into .80 shares of the Company's Common Stock at any time after July 1, 1999. Upon any liquidation or dissolution of the Company, each outstanding share of Series A Preferred Stock is entitled to distribution of $20 per share prior to any distribution to the holders of the Company's common stock. As of June 30, 1998, the Company has 25,250 shares of Series A Preferred Stock issued and outstanding.

In March 1996, the Company's former directors established the Company's Series B Preferred Stock and authorized the issuance of up to 100,000 shares. Each share of series B Preferred Stock is entitled to a dividend at the rate of $.15 per share when, as and if declared by the Board of Directors. Dividends not declared do not cumulate. Additionally, each share of Series B Preferred Stock is convertible into one share of the Company's Common Stock. Upon any liquidation or dissolution of the Company, each outstanding share of Series B Preferred Stock is entitled to distribution of $1.00 per share prior to any distribution to the holders of the Company's common stock. As of June 30, 1998, the Company has 100,000 shares of Series B Preferred Stock issued and outstanding.

In December 1997, the Company's former directors established the Company's Series C 8% Cumulative Convertible Preferred Stock ("Series C Preferred Stock") and authorized the issuance of up to 500 shares. Each share of the Series C Preferred Stock is entitled to a dividend at the rate of $.08 per share and has a stated value of $ 1,000 per share. Dividends on all shares of the Series C Preferred Stock shall begin to accrue and cumulate from the date of issuance. Additionally, each share of Series C Preferred Stock is convertible into shares of the Company's Common Stock at an adjustable conversion rate. Upon any liquidation or dissolution of the Company, each outstanding share of Series C Preferred Stock is entitled to distribution of the stated amount per share prior to any distribution to the holders of the Company's common stock. As of June 30, 1998, there were no shares of Series C Preferred Stock issued and outstanding.

For the years ended June 30, 1998 and 1997, the Company did not declare any dividends payable.

Warrants

In conjunction with the Company's February, 1995 Public Offering, the Company issued 1,811,250 Series A Warrants and 1,811,250 Series B Warrants. Every block of five Series A warrants entitles the holder to purchase one share of the Company's Common Stock at a price of $ 35.00 per share until February 10, 1998. Every block of five Series B warrants entitles the holder to purchase one share of the Company's Common Stock for $ 45.00 per share until February 10, 1998. Under specific conditions, the Company may redeem both the Series A and Series B Warrants. During the year ended June 30, 1998, these warrants expired.

Equity Transactions

During the year ended June 30, 1998, the following equity transactions occurred:

The Company acquired all of the outstanding stock of Vector Vision, Inc. and the net assets of MovieBar Company USA, Inc. valued at $1,100,000 in exchange for 550,000 shares of the Company's common stock (Note 3). Additionally, the Company issued options to purchase 25,000 shares of the Company's common stock at $2.20. These options expire January 2003. These options have an imputed value of $26,714 that was allocated to the value of the assets as part of the purchase price.

The Company acquired all of the outstanding stock of One Medical Service Inc. valued at $227,760 in exchange for 142,350 shares of the Company's common stock (Note 3). Additionally, the Company issued options to purchase 187,500 shares of the Company's common stock at $2.00. These options expire May 2003. These options have an imputed value of $213,870 that was allocated as part of the purchase price to goodwill.

The Company issued 2,246,500 shares of the Company's common stock at rates ranging from $ .80 per share to $ 1.00 per share in private placements raising $1,476,080 net of $254,546 in offering related expenses and $407,657 of imputed option value. Additionally, the Company issued options to purchase 354,000 shares of the Company's common stock at rates ranging from $.80 to $2.00. These options expire May 2000 and January 2002. These options have an imputed value of $407,657 that was included in offering expenses.

The Company sold $1,100,000 of convertible notes to investors in connection with a Regulation S offering raising $937,044 net of $162,956 in related expenses. These notes were converted to 846,827 shares of the Company's common stock.

During the year ended June 30, 1998, the following equity transactions occurred (continued):

The Company issued 1,015,749 shares of the Company's common stock for $1,696,236 of professional services and consulting received. 265,000 shares of the stock issued has a two year vesting period. As such, $136,475 of unearned compensation expense has been recorded and will be amortized to expense over a one-year period. Additionally, the Company issued options to purchase 110,000 shares of the Company's common stock at rates ranging from $1.00 to $5.00. These options expire January 2003. $127,661 of expense has been recognized based on imputed values ranging from $.84 to $1.33 per option.

The Company converted $707,089 of convertible debt and accrued interest payable to 506,791 shares of the Company's stock at rates ranging from $.40 to $1.60 per share.

The Company issued 230,317 shares of its common stock in repayment of former officer notes and accrued salaries of $419,197.

The Company issued 300,000 shares of its common stock valued at $309,300 in connection with the litigation settlement with a former Instafone master license holder (Note 16).

During the year ended June 30, 1997, the following equity transactions occurred:

The Company acquired a 10% minority interest in Smartphone valued at $200,000 for 100,000 shares of the Company's common stock (Note 5).

The Company acquired Link Technologies, Inc. and Subsidiaries for 168,539 shares of the Company's common stock with a value of $600,000 (Note 17).
The Company issued 223,150 shares of the Company's common stock for $927,978 of professional services received.

The Company issued 200,000 shares and 348,143 shares at $2.00 per share and $2.80 per share in private placements, respectively, raising $1,176,640 net of $198,160 in offering costs. The Company also issued 25,000 shares to the underwriter in connection with these offerings.

The Company converted $125,000 of convertible debt to 48,215 shares of the Company's stock at rates ranging from $2.00 to $2.80 per share.

The Company issued options to purchase 62,500 shares of the Company's Common Stock at rates ranging from $5.00 to $7.00 per share in exchange for professional consulting services. $325,578 of expense has been recognized at imputed values ranging from $1.23 to $1.38 per option. These options expire from August 2001 to December 2001.

During the year ended June 30, 1997, the following equity transactions occurred (continued):

The Company issued options to purchase 77,313 shares of the Company's common stock at rates ranging from $4.00 to $10.00 per share in connection with the 8% convertible notes payable. These options have an imputed value of $353,686 based on rates ranging from $1.01 to $1.29. The amount was recorded as deferred loan costs and is being amortized over the life of the loans. As of June 30, 1998, $353,686 has been expensed. These options expire from May 2000 to July 2002.

Note 13 - Stock Splits

In March 1998, the Company declared a 1 for 4 reverse stock split. Accordingly, all weighted average share, per share and option information throughout the consolidated financial statements has been restated to reflect these split.

Note 14 - Significant Customers

As of June 30, 1998, a franchise and stockholder accounts for $724,264 (89%) of the franchise and customer deposits liability.

As of June 30, 1997, one corporation accounted for approximately $500,000 (100%) of licensing revenue. One Corporation accounted for $985,000 (79%) of equipment and other revenue. Another franchisee and stockholder accounts for $724,264 (85%) of the franchise and customer deposits.

Note 15 - Business Segments

The Company has four reportable segments: telecommunications, financial processing, automated movie rentals and medical transaction processing. The telecommunications segment is responsible for the sales and processing of cellular telephone activations and rentals, prepaid cellular phone cards and other telecommunications related services. The financial processing segment has developed, in conjunction with the Company's intelligent "Debit Link" system, a monetary transaction processing platform that eliminates the need for ATM's used primarily in major fast food chains. The automated movie rentals segment rents videocassettes through automated dispensing units in hotels, primarily located in the states of Florida and California. The medical transaction processing segment has developed, in conjunction with the Company's intelligent "Debit Link" system, a communications and transaction processing platform which allows pharmacies to access on-line credit card and medical reimbursement approval and automated product ordering and payment. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company's reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies.

Operating results and other financial data are presented for the four reportable segments of the Company for the years ended June 30, 1998 and 1997. Net revenue includes sales to external customers within that segment. There are no significant transfers between segments. Cost of goods sold includes costs associated with net revenue within the segments. Depreciation and amortization includes expenses related to depreciation and amortization directly allocated to the segment. Segment income (loss) does not include general and administrative expenses, other income (expense) items or income taxes. Identifiable assets are those assets used in segment operations, which consist primarily of cash, receivables, inventory, prepaid expenses, machinery, equipment and goodwill. Corporate assets are principally patents and other assets.



                Tele-               Automated     Medical    Corporate
               Communi-   Financial   Movie     Transaction    And     Consoli-
               cation    Processing  Rental     Processing     Other     dated

 June 30,1998:

 Net revenues $446,524  $ 147,533   $ 371,416  $ 15,478   $   -    $  980,951

 Cost of      $245,468  $ 128,133   $ 145,040  $  4,838  $    -    $  523,479
goods sold

 Depreciation
  and         $245,700  $    -      $  94,058  $     -   $  34,614  $ 474,372
  amortization

 Segment
profit        $(44,644) $  19,400   $ 132,318  $ 10,640  $(134,614) $ 16,900)
  (loss)

 Identi-
fiable      $ 2,224,685  $467,962   $1,450,122 $1,058,714  $401,268 $5,602,751
  assets

                Tele-               Automated     Medical    Corporate
               Communi-   Financial   Movie     Transaction    And     Consoli-
               cation    Processing  Rental     Processing     Other     dated

                                                             Medical


 June 30, 1997:

 Net revenues $ 2,923,532  $   -     $    -     $    -     $     -   $2,923,532

 Cost of good $ 1,608,572  $   -     $    -     $    -     $     -   $1,608,572
  sold

 Depreciation
  and         $   190,612  $   -     $    -     $    -     $ 57,378  $ 247,990
  amortization

 Segment profit $1,124,348  $  -     $    -     $    -   $ (57,378) $1,066,970
  (loss)

 Identifiable  $ 5,069,232  $        $          $        $  474,941 $5,544,173
  assets


Note 16 - Commitments and Contingencies

Operating Leases

The Company leases administrative offices and warehouse locations under noncancelable operating leases in California, Florida and New Jersey. The minimum annual rent generally increases each year by an amount based in the Consumer Price Index. The Company is also generally responsible for paying its portion of the common area maintenance, real estate taxes and insurance expenses. Additionally, the Company also leases various office equipment under noncancelable operating leases with terms up to 5 years. Rental expense for the years ended June 30, 1998 and 1997 was $113,275 and $101,039, respectively.

Future minimum lease commitments at June 30, 1998 are as follows:

        Year Ending June 30,

              1999                                       $  287,000
              2000                                          238,000
              2001                                          236,000
              2002                                          192,000
              2003                                          119,000
              Thereafter                                    105,000

                                                         $1,177,000

Employment Agreements

The Company has entered into two year employment agreements with its two most senior officers. The agreements entitle the officers to an annual salary of $ 144,000 and $ 120,000, respectively and options to purchase 560,500 and 457,000 shares of the Company's common stock, respectively. The options have stated exercise prices of $1.50 per share and are exercisable until May 2003. As additional compensation, each officer is entitled to receive an incentive bonus computed based upon annual Company revenues from operations and is entitled to other benefits, including such items as an automobile allowance, health and life insurance, vacation and sick pay benefits.

The Company has also entered into a three year employment agreement with an officer of a subsidiary of the Company commencing on June 1, 1998. The officer is entitled to a salary of $96,000 per year. As additional compensation, the officer is entitled to receive incentive bonus stock options computed based upon annual performance criteria and is entitled to other benefits, including such items as an automobile allowance, health and life insurance, vacation and sick pay benefits.

Additionally, the Company has entered into three year employment agreements with another officer and three key employees. These agreements amount to a total of $259,000 in base compensation. In connection with these agreements, 43,274 shares of the Company's common stock and options to purchase up to 44,000 shares of the Company's common stock at rates ranging from $1.00 to $2.00 were issued. These agreements are automatically renewable for a period of two years after the third anniversary date. As additional compensation, each individual is entitled to receive an incentive bonus computed based upon annual performance criteria as determined in the applicable agreements and is entitled to certain other benefits, including such items as an automobile allowance, health and life insurance, vacation and sick pay benefits. Two of the agreements entitle the individual to additional compensation of $ 92.50 for each POS transaction automation terminal placed in service or sold.

Royalty Agreement

The Company has entered into an agreement with Telemac, Inc., the developer of the software for real time billing. This agreement provides for the Company to pay Telemac 7% of gross receipts based on cellular telephone rentals.

Additionally, the Company has an agreement with an individual requiring payments based upon the net profits of Cellex Communications, Inc. (Cellex). 20% of Cellex's net profits are to be remitted to this individual pursuant to the terms of the agreement. As of June 30, 1998, Cellex has remitted $22,818 in profit participation payments to this individual. Effective December 1997, the Company discontinued the operations of Cellex (Note 18).

Consulting Agreements

The Company has entered into various consulting agreements with outside consultants. These agreements entitle the consultant to issuances of common stock and options as well as cash compensation in exchange for consulting services relating to such things as raising additional debt and equity capital, sales development, investor and public relations and general strategic business consulting. For the year ended June 30, 1998, the Company has issued 483,551 shares of common stock and options to acquire 100,000 shares of common stock at rates ranging from 1.00 to 5.00 per share in exchange for consulting services valued at $ 1,029,412. As of June 30, 1998, $ 20,000 remained payable pursuant to the terms of one of the consulting agreements. No other outstanding obligations existed as of June 30, 1998 pursuant to the terms of the remaining consulting agreements.

Litigation

During the year ended June 30, 1998, an action was brought against subsidiary, Vector Vision, Inc. The litigation alleged the former employee was owed approximately $80,000 in un-reimbursed expenses and monies advanced to the company. The Company settled the matter for approximately $50,000. As security for the settlement, the Company gave the individual a collateral assignment of revenue generated from a location using the Company's automated movie rental system as well as related equipment and agreed to have a judgment of $80,000 entered against them should they default in payment. The Company has the $50,000 liability accrued in accounts payable at June 30, 1998.

During February 1998, the Company reached a settlement with a former master license holder for Holland, Belgium and Germany. The Company issued 300,000 shares of common stock valued at $309,300 and agreed to pay $135,000 in cash. As of June 30, 1998, the remaining cash payment due of $90,000 is recorded in accrued expenses.

Additionally, a franchisee has demanded that the Company repurchase his franchises for approximately $1,000,000 or a suit for breach of the franchise agreement will be filed. The Company is currently attempting to negotiate a settlement and has approximately $724,000 accrued relating to this obligation.

The Company is also involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations, or liquidity.

Note 17 - Statements of Cash Flows

During the fiscal year ended June 30, 1998:

The Company acquired $44,096 of fixed assets through capital leases.

The Company converted $707,089 of convertible notes and interest payable to 506,791 shares of common stock. The Company converted $419,197 of officer notes payable and salaries to 230,317 shares of common stock.
The Company incurred various noncash transactions related to their business acquisitions (Note 3).

The Company transferred $603,652 of ACDC units and equipment from inventory to fixed assets in anticipation of placing these units at Company owned sites.

The Company terminated a licensing and equipment agreement which resulted in the return of $441,000 of ACDC units and equipment into fixed assets and the reversal of $105,000 of deferred revenue.

During the fiscal year ended June 30, 1997:

The Company bought back franchisees by entering into debt obligations totaling $135,000 and $147,000, respectively, equal amounts of inventory and other assets were received by the Company.

The Company issued 100,000 shares of common stock for a 10% interest in Smartphone which was valued at $200,000. The Company converted an account receivable to a note receivable in the amount of $150,000.

The Company acquired Link Technologies, Inc., and Subsidiaries for 168,539 shares of common stock, with a value of $600,000.

The Company acquired fixed assets of $45,535 through a capital lease.

The Company converted $125,000 of convertible notes payable to 48,215 shares of common stock.

The Company purchased $30,600 of prepaid calling card dispensing machines from officers of the Company and was recorded as a notes payable to officers.

The Company issued stock options to individuals as an inducement to provide financing pursuant to the 8% convertible notes payable. The options had an imputed value of $353,686. As of June 30, 1997, $178,185 has been amortized to expense with the remaining $175,501 recorded as deferred loan costs and included in prepaids and other current assets (Note 12).

Note 18 - Discontinued Operations

Effective December 1997, the Company decided to discontinue the operations of Cellex communications Inc., which provided cellular activation and prepaid cellular time services. The Company expects no additional revenues or expenses and has no material remaining assets or liabilities. For the year ended June 30, 1997, there was no loss on the disposal of the segment and the discontinued operations resulted in a loss of $63,737. The prior year statement of operations has been reclassified to present the operating results of Cellex Communications, Inc. as a discontinued operation with income from discontinued operations of $553,731 for the year ended June 30, 1997.

Note 19 - Subsequent Event

In July 1998, the Company issued 1,402,500 shares of its common stock at $1.00 per share raising $1,172,125 net of $230,375 in offering related expenses.

                                     PART II

                     Information Not Required in Prospectus

   Item  24. Indemnification of Officers and Directors.

The Delaware Business Corporation Act and the Company's Bylaws provide that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the best interest of the Company.

Item 25. Other Expenses of Issuance and Distribution.

         SEC Filing Fee                                          $3,247
         NASD Filing Fee                                          1,588
         Blue Sky Fees and Expenses                               2,000
         Printing and Engraving Expenses                          2,000
         Legal Fees and Expenses                                 25,000
         Accounting Fees and Expenses                             5,000
         Miscellaneous Expenses                                   1,165
                                                             ----------

         TOTAL                                                  $40,000

         All expenses other than the S.E.C. and NASD filing fees are estimated.

Item 26. Recent Sales of Unregistered Securities.

         The following information sets forth all securities of the Company which have been sold during the past three years and which securities were not registered under the Securities Act of 1933, as amended. Unless otherwise indicated, the consideration paid for the shares was cash. All share amounts have been adjusted to reflect the Company's forward and reverse stock splits.

                           Shares of
      Name                Common Stock         Consideration     Date of Sale

Barbara Sachs                 1,316                $5,000             8/3l/95
James Sterns                  1,333.25             $9,600            12/3l/95
David L. Brown                1,533.25            $11,040            12/31/95
Melvin Leiner                10,944.50         Repayment of loan
                                                 in the amount
                                                 of $90,500          12/3l/95

Donald Marks              10,944.50            Repayment of loan
                                                 in the amount
                                                 of $90,500          12/31/95
James Caprio              10,944.50            Repayment of loan
                                                 in the amount
                                                 of $90,500          12/31/95
Darren Marks              10,944.50            Repayment of loan
                                                 in the amount
                                                 of $90,500          12/31/95
Jeffrey S. Leiner            550               $1,650                 6/30/96
Bruce S. Schames             718.75            $2,156                 6/30/96
Albert A. Matani            8333.25            $25,000                6/30/96
Melvin Leiner             25,921.50            Repayment of loan
                                                 in the amount
                                                 of $51,843           6/30/96
Donald Marks              28,587.50            Repayment of loan
                                                in the amount
                                                 of $57,175           6/30/96
James Caprio              28,616               Repayment of loan
                                                  in the amount
                                                  of $57,232          6/30/96

Darren Marks              21,860               Repayment of loan
                                                  in the amount
                                                  of $43,720          6/30/96
Melvin Leiner             25,000               Undivided 2.5%
                                               equity interest
                                               in Smart Phone, Inc.   9/30/96
Donald Marks              25,000               Undivided 2.5%
                                               equity interest
                                               in Smart Phone, Inc.   9/30/96
James Caprio              25,000               Undivided 2.5%
                                               equity interest
                                               in Smart Phone, Inc.   9/30/96
Darren Marks              25,000               Undivided 2.5%
                                               equity interest
                                               in Smart Phone, Inc.   9/30/96

Texas Capital Securities
, Inc.                    25,000               Services Rendered      9/25/96
Euromarket Advisory, Inc. 25,000               Services Rendered      9/25/96

Kenneth Hiniker           12,500                   $25,000           10/10/96
William M. Goatley        12,500                   $25,000           10/09/96
Philip S. Mumford         12,500                   $25,000           10/09/96

H. George Levy            12,500                   $25,000           10/25/96
P.L. Anderson Jr. Trust   12,500                   $25,000           10/08/96
Stacey Vaneck              3,125                    $6,250           10/25/96
Pamela Campadonico         3,125                    $6,250           10/24/96
Michael Associates        31,250                   $62,500           10/25/96
James D. Sink             50,000                  $100,000           10/10/96
Joseph D. McKeown         12,500                   $50,000           10/11/96
Dr. Lennart Belok         25,000                   $50,000           10/3l/96
Barry Bendett             12,500                   $25,000           10/3l/96
Joel Perez                12,500                   $25,000           10/3l/96

Shareholders of Link     168,539.25           All issued and         12/3l/96
 International                              outstanding shares of
 Technologies, Inc.                          Link International
                                              Technologies, Inc.



Dr. Lennart C.Belok       35,000                   $98,000            3/30/97
Bruce Berg                10,000                   $28,000            3/30/97
Douglas C Carroll.         3,750                   $10,500            3/30/97
Keith H.Cooper             2,500                    $7,000            3/30/97
John S.Dehne               5,000                   $14,000            3/30/97
Dr. Michael H.Friedman    10,000                   $28,000            3/30/97
Peter J.Joseph             5,000                   $14,000            3/30/97
Steven M.Kaitz             5,000                   $14,000            3/30/97
Barry H.Leifer            10,000                   $28,000            3/30/97
Harold B.Lewis            10,000                   $28,000            3/30/97
Joseph Liebmann           11,000                   $30,800            3/30/97
Mona Liebmann             20,000                   $56,000            3/30/97
Ronald Liebmann           17,857.50                $50,000            3/30/97
Wertheim & Co.
  Retirement Plan         10,000                   $28,000            3/30/97
Albert Milstein            5,000                   $14,000            3/30/97
Nathan M.Perlmutter       10,000                   $28,000            3/30/97
Eugene Simonetti           3,750                   $10,500            3/30/97
Socrates Skiadas           4,464.38                $50,000            3/30/97
Socrates Skiadas           3,035.63                $34,000            3/30/97
Jonathan Slass             2,500                   $28,000            3/30/97
William F Solfisburg      17,500                  $196,000            3/30/97
Jonathan Teiffenbum        3,750                   $42,000            3/30/97
Sidney Bohrs               5,000                   $56,000            3/30/97
Jon T.Olsen                2,187.50                $35,000            3/30/97
Jack L Slack.              2,187.50                $35,000            3/30/97
Michael Associates         5,000                   $56,000            3/30/97

William F.Solfisburg           5,000               $56,000             4/23/97

David P. Barnhill             12,500       Services Rendered           8/25/97
Dean Julia                    25,000       Services Rendered           9/19/97
MDT Consulting                25,000       Services Rendered           9/19/97
SJN Consulting Group, Inc.    25,000       Services Rendered           9/19/97
Mark Bennett                  27,500       10% of the assets of
                                           Movie Bar, Incorporated     1/30/98
Movie Bar Company, USA       247,500       90% of the assets of
                                           Movie Bar Incorporated      1/30/98
Mark Bennett                  27,500       10% of the issued and
                                            outstanding shares of
                                         Vectorvision, Incorporated     1/30/98
William Solfisburg           247,500       90% of the issued and
                                             outstanding shares of
                                          Vectorvision, Incorporated    1/30/98

Bruce Yasmeh                  306,250              $245,000             1/30/98
Jack Levit                     125,000             $100,000             1/30/98
Bill Solfisburg                 20,000              $16,000             1/30/98
Max Schuerer                    25,000              $10,000             1/30/98
James Gilloon                   12,500              $10,000             1/30/98
Edward Haggerty                  6,250               $5,000             1/30/98
Carl Schafer                    37,500              $30,000             1/30/98
Michael Pickens                125,000             $100,000             1/30/98
Robert Herdina                    1,250              $1,000             2/11/98
Max Schuerer                     12,500             $10,000             2/11/98
Ann Lou Last                    25,000              $20,000             2/11/98
Fred Matulka                      8,750              $7,000             2/11/98
Anthony A. Cappola                5,000              $5,000             3/23/98
Madeline A Esposito              5,000               $5,000             3/23/98
William M.Goatley
Revocable Trust                 35,000                 $35,000         3/23/98
Harold E. Hamburg Trust          10,000                $10,000         3/23/98
Scott Lyng                        5,000                 $5,000         3/23/98
Michael & Associates            110,000               $110,000         3/22/98
Cary A. Paulis                   10,000                $10,000         3/20/98
James E. and Helen M. Picou       6,000                 $6,000         3/21/98
Matthew Sakurda                  10,000                $10,000         3/23/98
Maxwell B. Scheurer               5,000                 $5,000         3/20/98
Carl Shaifer                     10,000                $10,000         3/17/98
Kenneth Stilger                  20,000                $20,000         3/22/98
Franklin Stone                   10,000                $10,000         3/21/98
Alberta Tabony                    5,000                 $5,000         3/24/98
Marvin S. Berger              50,000              $50,000              3/28/98

Frank H. Harvey               40,000              $40,000              5/27/98
Niels Lauersen               150,000             $150,000              4/23/98
Jack Levit                    50,000              $50,000              3/18/98
Jeff McKay                    23,500              $23,500              5/14/98
Thomas M. Pisula              46,000              $46,000              3/28/98
Nabih Akkawi                  15,000              $15,000              6/08/98
Warren Becker                 10,000              $10,000              6/08/98
Nancy and Richard Bixby       10,000              $10,000              6/08/98
Lewis F. Bruce                10,000              $10,000              6/15/98
Adriene and Sal Coppola       17,500              $17,500              6/22/98
Rodney J. Darling             30,000              $30,000              6/11/98
Fernando DeMarquet            10,000              $10,000              6/09/98
Maher Fasheh                  10,000              $10,000              6/08/98
Rodney Fingleson              10,000              $10,000              5/29/98
Ray C.Fleshman Sr.            50,000              $50,000              6/10/98
Ken Hiniker                   25,000              $25,000              6/16/98
Errol Kaplan                  45,000              $45,000              6/13/98
Leslie Kasar                  10,000              $10,000              6/25/98
Steven D. Kremer              30,000              $30,000              6/9/98
Jack Levit                   100,000             $100,000              5/14/98
Mark J. Levy                  10,000              $10,000              6/16/98
William McBeath               50,000              $50,000              6/5/98
Marvin T. Oishi               10,000              $10,000              6/7/98
Thomas M. Pisula             104,000             $104,000
Mark A. Raifman               30,000              $30,000          6/8 - 6/17/98
Larry C. Roark               100,000             $100,000              6/09/98
Gregory Rubel                  2,000               $2,000              6/19/98
Glen L. Rufenach              20,000              $20,000              6/08/98
Paul Sciarrino                10,000              $10,000              6/08/98
Steven W. Seaworth            10,000              $10,000              6/09/98
Scott Sibella                  5,000               $5,000              6/09/98
James Sink                   100,000             $100,000              6/06/98
Kenneth Stilger               25,000              $25,000              6/08/98
Marc R. VanNess               25,000              $25,000              6/08/98
Charles M. Wheet              10,000              $10,000              6/15/98
Richard Clinton                         20,000     $20,000             7/22/98
Dennis Cohen                             5,000     $  5,000            7/22/98
Karolin Dadashhakimi                   50,000      $50,000             7/22/98
Financial Processing
Institutions, Inc.                     50,000      $50,000              7/22/98
Ian Garrun                               5,000     $  5,000             7/22/98
Barry Harperin                         125,000      $125,000            7/22/98
Valerie Koff                             5,000    $   5,000             7/22/98

Sanford Lichman
 Revocable
Living Trust                   50,000                $50,000          7/22/98
Robert H. Mandelbaum            2,500                 $2,500          7/22/98
Randy and Liz Marks            50,000                $50,000          7/22/98
Martin Marks                  100,000               $100,000          7/22/98
Arnold L. Rosen               464,000               $464,000          7/22/98
Terence P. Scheckler            5,000                 $5,000           7/22/98
William Solfisburg             50,000                $50,000          7/22/98
W.R. Smith Profit Trust        50,000                $50,000          7/22/98
Mortexa Yassini               100,000               $100,000          7/22/98
Jeffrey Zwiebel               235,000               $235,000          7/22/98
David Schevel                  3,000               $3,000             7/22/98
Mervin Herson                  3,000               $3,000             7/22/98
Edward Haggerty                    6,250             $6,250            2/04/98
Harold E. Hamburg                10,000            $10,000             3/23/98
William Brennen                  10,000            $10,000             7/22/98
Pamela Buckley                 10,000                $10,000         7/22/98
F.J. Burroughs                 14,000                $14,000         7/22/98
Joyce Marshall                  5,000                $ 5,000         7/22/98
William McBeath                50,000                $50,000         7/22/98
Charles McBeath                20,000                $20,000         7/22/98
Marvin Oishi                   10,000                $10,000         7/22/98
Johnny Smith                   10,000                $10,000         7/22/98
Thomas Snelgowski              20,000                $20,000         7/22/98
Catherine Mead                  1,000                $ 1,000         7/22/98

Seminole Capital, Inc.        50,000          Consulting Services   2-01-98
Mark Bennett                  75,000          Services Rendered     2-02-98
Michael Malet                 65,000          Services Rendered     2/02/98
David Markowski               18,750          Services Rendered     2/02/98
Chet Howard                   18,750          Services Rendered     2/02/98
George Pursglove              25,000          Services Rendered     2/02/98
Euromarket Advisory Services  25,000          Services Rendered     2/02/98
Investor Relations International12,500        Services Rendered     2/02/98
Texas Capital Securities Inc. 25,000          Services Rendered     2/02/98
Albert Mistein                13,551          Consulting Services   2/20/98
Marketing Barometics          12,500          Services Rendered     2/25/97
Small Business Brokers        50,000          Services to be Rendered2/25/98
Baritex Inc.                  50,000          Services to be Rendered3/03/98
Luge Financial Corporation    50,000          Services to be Rendered3/13/98
Stonegate Securities, Inc.    50,000          Services Rendered     5/04/98
Mark Bennett                  36,700          Payment of accrued salary5/07/98
Michael Malet                 36,700          Payment of accrued salary5/07/98
Marvin Berger                 30,000          Services Rendered     5/12/98

Richard Niemerow            72,598         Assignment of interest in
                                           One Medical Service, Inc.  5/28/98

Bruce Yasmeh                12,811         Assignment of interest in
                                           One Medical Service, Inc.  5/28/98
United Pharmaceutical Network
   Incorporated             56,940         Assignment of interest in
                                           One Medical Service, Inc.  5/28/98
Jeffrey D. McKay            13,274         Services Rendered          6/02/98
Melvin Leiner               58,607         Repayment of loans,        6/12/98
                                           accrued salary and other
                                           liabilities in the amount
                                           of $124,536.
Darren Marks                50,403         Repayment of loans,        6/12/98
                                           accrued salary and other
                                           liabilities in the amount
                                           of $110,887.
James Caprio                29,949         Repayment of loans,        6/12/98
                                           accrued salary and other
                                           liabilities in the amount
                                            of $65,887.
Donald Marks                30,853         Repayment of loans,        6/12/98
                                           accrued salary and other
                                           liabilities in the amount
                                           of $67,887.
Melvin Leiner               15,625         Conversion of Note in      6/12/98
                                           the principal amount of
                                           $12,500.
Darren Marks                15,625         Conversion of Note in      6/12/98
                                           the principal amount of
                                            $12,500.
James Caprio                15,625         Conversion of Note in      6/12/98
                                           the principal amount of
                                           $12,500.
Donald Marks                15,625         Conversion of Note in      6/12/98
                                           the principal amount of
                                            $12,500.
John Cassara                15,000         Cancellation of Franchise
6/12/98
Wiegal, Szekel & Walkner,
 CPA                         5,700         Accounting services        7/14/98
Rickard Glasgow             20,000         Cancellation of Franchise  8/10/98
RJJ Capital Consultants,
 Inc.                      170,000         Services Rendered          9/02/98
SMP Financial Consutants    50,000         Services Rendered          9/02/98

         The sales of the Company's Common Stock described above were exempt transactions under Section 4(2) of the Act as transactions by an issuer not involving a public offering. All of the shares of Common Stock were issued for investment purposes only and without a view to distribution. All of the persons who acquired the foregoing securities were fully informed and advised about matters concerning the Company, including its business, financial affairs and other matters. The purchasers of the Company's Common Stock acquired the securities for their own accounts. The certificates evidencing the securities bear legends stating that they may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an applicable exemption from registration. All such shares are "restricted" shares as defined in Rule 144 of the Rules and Regulations of the Securities and Exchange Commission.

         Convertible Notes. Between February 1997 and May 1997 the Company borrowed $672,500 from certain third parties. The amounts borrowed were evidenced by Notes which are due and payable on various dates between August 28, 1997 and February 12, 1998. The notes are convertible into shares of the Company's Common Stock on the basis of 0.625 shares of Common Stock for each $1.00 of unpaid principal and interest.

         The sales of the Company's Convertible Notes were exempt transactions under Section 4(2) of the Act as transactions by an issuer not involving a public offering. All of the Convertible Notes were issued for investment purposes only and without a view to distribution. The purchasers of the Company's Convertible Notes acquired the securities for their own accounts. All of the persons who acquired the Convertible Notes were fully informed and advised about matters concerning the Company, including its business, financial affairs and other matters. No underwriters were involved with the sale of the Convertible Notes and no commissions or other forms of remuneration were paid to any person in connection with such sales. All of the Convertible Notes sold by the Company are "restricted" securities as defined in Rule 144 of the Rules and Regulations of the Securities and Exchange Commission.

Item 27. Exhibits

         Exhibits                                       Page Number

1        Underwriting Agreement                                 N/A

3.1      Certificate of Incorporation,                           (1)
         as amended

3.1.1    Amendment to Articles of Incorporation                  (1)

3.2      Bylaws                                                  (l)

4.1      Form of 1993 Incentive Stock Option Plan
         and 1993 Non-Statutory Stock Option Plan                (2)

4.2      Form of Stock Bonus Plan                                (3)

5        Opinion of Counsel

23.1     Consent of Hart and Trinen

23.2     Consent of Ehrhardt Keefe Steiner & Hottman
         PC

24.      Power of Attorney                            Included as part of the
                                                      Signature Page

(1) Incorporated by reference to the same exhibit filed as part of the Company's Registration Statement on Form SB-2 (Commission File No.
33-70546-A).

(2) Incorporated by reference, and as same exihibit number, from Registration Statement on Form SB-2 (Commission File Number 33-70546-A).

(3)      Incorporated  by  reference,   and  as  same  exhibit  number,   from
Amendment No. 1 to Registration Statement on Form SB-2 (Commission File Number 33-70546-A).

Item 28. Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

              (i) To include any Prospectus required by Section l0(a)(3) of the Securities Act of l933;

              (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

         (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              POWER OF ATTORNEY

         The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of l933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Irvine, California, on the 19th day of October, 1998.

                                  SIMS COMMUNICATIONS, INC.

                                  By /s/ Mark Bennett
                                  Mark Bennett, President

                                  By: /s/ Bruce Schames
                                  Bruce Schames, Principal   Financial
                                  Officer and Chief Accounting Officer

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                    Date

 /s/ Mark Bennett
-----------------------
Mark Bennett                        Director              October 19, 1998

 /s/ Michael Malet
-----------------------
Michael Malet                       Director              October 19, 1998

----------------------
Chet Howard                         Director

 /s/ George Pursglove
----------------------
George Pursglove                    Director              October 19, 1998

---------------------
Cornelia Eldridge                   Director

                                  EXHIBIT 5

                                October 19, 1998
                           SIMS Communications, Inc.

17821 Skypark Circle
Suite G
Irvine, CA  92614

This letter will constitute an opinion upon the legality of the sale by certain Selling Shareholders of SIMS Communications, Inc. (the "Company") of up to 4,158,616 shares of Common Stock, all as referred to in the Registration
Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission.

We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of the Company and the applicable laws of the State of Delaware, and a copy of the Registration Statement. In our opinion, the shares of Common Stock to be sold by the Selling Shareholders have been lawfully issued and such shares are fully paid and non-assessable shares of the Company's Common Stock.


Very truly yours,
HART & TRINEN
William T. Hart

EXHIBIT 23.1

CONSENT OF  ATTORNEYS

Reference is made to the Registration Statement of SIMS Communications, Inc. (the "Company"), whereby certain Selling Shareholders propose to sell up to 4,158,616 shares of the Company's Common Stock. Reference is also made to
Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

We hereby consent to the use of our opinion concerning the validity of the securities proposed to be sold.


Very truly yours,
HART & TRINEN
William T. Hart

Denver, Colorado
October 19, 1998

                                 EXHIBIT 23.2

                            INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of SIMS Communications, Inc. on form SB-2, as amended, of our report dated September 15, 1998 appearing in the Registration Statement, and to the reference to us under the heading "Experts" in such Registration Statement.




                                       Ehrhardt Keefe Steiner & Hottman, PC


October 14, 1998
Denver, Colorado